EXHIBIT 10.1

Information indicated with brackets [***] has been omitted from this exhibit because it is not material and contains information that the Company treats as private or confidential.

FIRST AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

This FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), is entered into as of October 18, 2024, by and among PMC FMSR VFN FUNDING, LLC, as a seller (the “PMC FMSR Seller”), PMH FMSR VFN FUNDING, LLC, as a seller (the “PMH FMSR Seller” and together with the PMC FMSR Seller, the “Sellers”), PENNYMAC CORP., as a parent (“PMC FMSR Parent” or “PMC”), and PENNYMAC HOLDINGS, LLC, as a parent (“PMH FMSR Parent” or “PMH” and, together with the PMC FMSR Parent, the “Parents”), the Buyer party hereto and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (the “Administrative Agent”).

WHEREAS, the Sellers, the Parents, the Administrative Agent and GS Bank, as the initial Buyer have entered into that certain Master Repurchase Agreement, dated as of March 15, 2024 (the “Existing Master Repurchase Agreement”);

WHEREAS, the Sellers have requested that the Administrative Agent and the Buyers agree to amend the Existing Master Repurchase Agreement to make certain changes thereto (the Existing Master Repurchase Agreement, as amended by this Amendment, being referred to herein as the “Amended Master Repurchase Agreement”); and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and the Buyers are willing to amend the Existing Master Repurchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

1. Definitions and Construction. Unless otherwise defined or provided herein, capitalized terms used herein have the respective meanings attributed thereto in, or by reference in, the Amended Master Repurchase Agreement. The rules of construction in Article I of the Amended Master Repurchase Agreement shall apply mutatis mutandis to this Amendment.

2. Amendment to the Existing Master Repurchase Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree the Existing Master Purchase Agreement is amended in its entirety to read as set forth on Exhibit A hereto.

3. Conditions to Effectiveness. This Amendment shall be effective upon the Administrative Agent’s receipt of the following:

(a) counterparts of this Amendment and the related amended and restated Pricing Side Letter (the “A&R Pricing Side Letter”) executed by each of the parties thereto; and

(b) confirmation that the Administrative Agent shall have received payment in full of all fees and expenses (including reasonable accrued fees and expenses of counsel to the Administrative Agent), which are due and payable under the Program Agreements on or before the date hereof.

4. Certain Representations and Warranties. In order to induce the Administrative Agent and the Buyers to enter into this Amendment, each Seller Party hereby represents and warrants to Administrative Agent and each Buyer as of the date hereof, as follows:

(a) Authorization. It has all necessary corporate or other power, authority and legal right to execute and deliver this Amendment and the A&R Pricing Side Letter and perform its obligations under the Amended Master Repurchase Agreement and the A&R Pricing Side Letter. It has taken all requisite or other corporate action to authorize its execution and delivery of this Amendment and the A&R Pricing Side Letter and performance of the Amended Master Repurchase Agreement and the A&R Pricing Side Letter.

(b) Consents. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority, court or other Person is required under applicable Law in connection with its execution and delivery of this Amendment and the A&R Pricing Side Letter and performance of the Amended Master Repurchase Agreement and the A&R Pricing Side Letter.

(c) Execution, No Conflict. This Amendment and the A&R Pricing Side Letter have been duly executed and delivered by it and the Amended Master Repurchase Agreement and the A&R Pricing Side Letter constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws, or other similar laws affecting the enforcement of creditor’s rights. Its execution and delivery of this Amendment and the A&R Pricing Side Letter or performance of the Amended Master Repurchase Agreement and the A&R Pricing Side Letter do not constitute or will not result in (i) any breach of any term or provision of the Organizational Documents of any Seller Party, (ii) a breach of any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, the Fannie Mae Lender Contract or any other material contractual obligation of such Seller Party; (iii) a material default or an acceleration under any of the foregoing; or (iv) the violation of any Law applicable to any Seller Party or its property, which conflict would have a Material Adverse Effect.

(d) No Defaults. As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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(e) Representations and Warranties. The representations and warranties of the Borrower contained in the Transaction Documents are true, correct and complete on and as of the date hereof in all material respects with the same force and effect as if made on and as of such date (or, (i) if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date and (ii) if any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects, as written).

5. Reference to, and Effect on, the Master Repurchase Agreement and the Transaction Documents.

(a) This Amendment constitutes a Program Agreement for all purposes of, or in connection with, the Amended Master Repurchase Agreement and the other Transaction Documents.

(b) Except as expressly set forth herein, all of the terms, conditions and covenants of the Existing Master Repurchase Agreement and the other Program Agreements are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its terms.

(c) On and after the effectiveness of this Amendment, each reference in the Amended Master Repurchase Agreement to “this Agreement”, “this Master Repurchase Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Master Repurchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Master Repurchase Agreement, shall mean and be a reference to the Existing Master Repurchase Agreement as amended by this Amendment.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent under, nor constitute a waiver of or amendment to, any other provision of, the Amended Master Repurchase Agreement or any other Program Agreement.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Amended Master Repurchase Agreement or any other Program Agreement or an accord and satisfaction in regard thereto and each Seller Party reaffirms that any security interest created by the Existing Master Repurchase Agreement and each other Program Agreement is and remains in full force and effect.

7. Miscellaneous. The provisions of Section 11.04 (Governing Law; Submission to (Jurisdiction; Waivers) of the Master Repurchase Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.

8. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

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9. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10. Section Headings. All Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Amendment.

11. General. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. Execution. This Amendment may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Master Repurchase Agreement be executed by their respective officers thereunto duly authorized, as of the date first above written.

PMC FMSR VFN FUNDING, LLC, as a Seller

By:
Name:
Title:

PMH FMSR VFN FUNDING, LLC, as a Seller

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC, as a Parent

By:
Name:
Title:

PENNYMAC CORP., as a Parent

By:
Name:
Title:

[Signature Page to VF1 Master Repurchase Agreement Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Buyer

By:
Name:
Title:

[Signature Page to VF1 Master Repurchase Agreement Amendment]

EXHIBIT A

See attached

EXHIBIT A to First Amendment

MASTER REPURCHASE AGREEMENT

among

GOLDMAN SACHS BANK USA,

as Administrative Agent

and

PMC FMSR VFN FUNDING, LLC,

as a Seller

and

PMH FMSR VFN FUNDING, LLC,

as a Seller

and

Buyers from time to time party hereto

and

PENNYMAC CORP.,

as a Parent

and

PENNYMAC HOLDINGS, LLC,

as a Parent

Dated as of March 15, 2024

PMT ISSUER TRUST – FMSR AND PMT CO-ISSUER TRUST I - FMSR

MSR COLLATERALIZED NOTES, SERIES 2024-VF1

-i-

-ii-

-iii-

-iv-

Schedule	1	–	Responsible Officers of Seller Parties
Schedule	1	–	Asset Schedule
Schedule	1	–	Administrative Agent Account
Exhibit	A	–	Form of Transaction Notice
Exhibit	B	–	Existing Indebtedness of Seller Parties

-v-

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (this “Agreement”) is made as of March 15, 2024, among GOLDMAN SACHS BANK USA, as administrative agent (“Administrative Agent”), Buyers (as defined herein) from time to time party hereto, PMC FMSR VFN FUNDING, LLC, as a seller (the “PMC FMSR Seller”), PMH FMSR VFN FUNDING, LLC, as a seller (the “PMH FMSR Seller” and together with the PMC FMSR Seller, the “Sellers”), PENNYMAC CORP., as a parent (“PMC FMSR Parent” or “PMC”), and PENNYMAC HOLDINGS, LLC, as a parent (“PMH FMSR Parent” or “PMH” and, together with the PMC FMSR Parent, the “Parents”). Capitalized terms have the meanings specified in Sections 1.01 and 1.02.

W I T N E S S E T H :

WHEREAS, from time to time the parties hereto may enter into transactions in which Sellers agree to transfer to Administrative Agent on behalf of the Buyers a certain Note (as defined below) against the transfer of funds by Buyers, with a simultaneous agreement by Buyers to transfer to Sellers such Note at a date certain or on demand, against the transfer of funds by Sellers. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder;

WHEREAS, pursuant to the Base Indenture and the Series 2024-VF1 Indenture Supplement, PMT ISSUER TRUST - FMSR (“Issuer”) and PMT CO-ISSUER TRUST I – FMSR (“Co-Issuer”) have duly authorized the issuance of a Series of Notes, as a single Class of Variable Funding Note, known as the “PMT ISSUER TRUST - FMSR and PMT CO-ISSUER TRUST I - FMSR MSR Collateralized Notes, SERIES 2024-VF1” (the “Note”);

WHEREAS, from time to time the parties hereto may enter into Transactions;

WHEREAS, the Sellers are the owners of the Note; and

WHEREAS, the Sellers wish to sell the Note to Buyers, which will be held by Administrative Agent on behalf of Buyers, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Buyers, Sellers and Parents hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Accepted Servicing Practices” means (a) with respect to any Mortgage Loan, the customary and usual standards of mortgage servicing practices of prudent mortgage banking institutions in the business servicing mortgage loans for itself or for other third‑party portfolios of mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related mortgaged property is located; and (b) with respect to all MSRs, those practices required by Fannie Mae (including the Fannie Mae Lender Contract); provided, however, that in all cases the accepted servicing practices must (i) comply with the terms of applicable Laws and the related loan documents and (ii) meet a standard of care not less than customary, reasonable and usual standards of practice for institutions that service loans that are similar to the Mortgage Loans.

“Act of Insolvency” means, with respect to any Person:

(a) such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar Law, which proceeding or petition seeks dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business;

(b) corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing;

(c) an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or

(d) involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar Law, which proceeding or petition seeks dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person.

“Additional Balance” has the meaning set forth in Section 2.13.

“Additional Funding” has the meaning set forth in Section 2.13.

“Additional Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Adjusted Committed Amount” has the meaning given such term in the Pricing Side Letter.

“Adjusted Maximum Purchase Price” has the meaning given such term in the Pricing Side Letter.

“Adjusted Tangible Net Worth” has the meaning assigned to such term in the Pricing Side Letter.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” means the account identified on Schedule 3 hereto.

“Administrator” means PMC, in its capacity as the administrator on behalf of the Issuer, and any successor to PMC in such capacity.

“Affiliate” means, with respect to (i) any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and (ii) any Seller Party, the VFN Guarantor and its Subsidiaries; provided for the avoidance of doubt, neither PennyMac Loan Services, LLC nor any of its Affiliates nor any of its Subsidiaries shall be considered an Affiliate of Parent and its Subsidiaries pursuant to clause (i) of this “Affiliate” definition.

“Aggregate Adjusted Committed Amount” means the sum of all Adjusted Committed Amounts.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Amortization Date” has the meaning assigned to such term in the Pricing Side Letter.

“Amortization Payment Amount” has the meaning assigned to such term in the Pricing Side Letter.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.27.

“Applicable Lending Office” means the “lending office” of Administrative Agent or a Buyer (or of an Affiliate of Administrative Agent or a Buyer) designated on the signature page hereof or such other office of Administrative Agent or a Buyer (or of an Affiliate of Administrative Agent or a Buyer) as Administrative Agent or the applicable Buyer may from time to time specify to each Seller in writing as the office by which the Transactions are to be made and/or maintained.

“Approved Subservicer” means any subservicer approved in writing by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and any Interim Servicer (as defined in the Base Indenture). On the Closing Date, PennyMac Loan Services, LLC shall be considered an Approved Subservicer.

“Approved Subservicing Agreement” means (i) the Flow Servicing Agreement between PMC and PennyMac Loan Services, LLC, dated as of June 1, 2022 and (ii) any subservicing agreement approved in writing by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) with an Approved Subservicer, as the context may require.

“Asset Schedule” means Schedule 2 attached hereto, which lists the Note and the terms thereof, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof, including in connection with Administrative Agent’s approval of any Additional Balances pursuant to Section 2.13.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Audits” means any Fannie Mae audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for Fannie Mae).

“Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of October 10, 2023, among the Issuer, Co-Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PMC, as administrator and as servicer, PMH, as co-issuer administrator, and Atlas Securitized Products, L.P., as administrative agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Business Day” means any day excluding Saturday, Sunday, any day which is a legal holiday under the laws of the State of New York, any day on which banking institutions located in any such state are authorized or required by law or other governmental action to close, and any day on which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed.

“Buyer” means each Person listed on the signature pages to this Agreement as a Buyer, together with their successors, and any assignee, Participant (subject to the restrictions in Section 9.02) or Transferee of such Person in the Transaction, other than any such Person that ceases to be a Buyer pursuant to this Agreement.

“Buyer Indebtedness” means GS Indebtedness.

“Change in Control” means any of the following shall occur without the prior written consent of Administrative Agent:

(i)
PMC FMSR Parent ceases to own, directly or indirectly, 100% of the equity interests of PMC FMSR Seller;
(ii)
PMH FMSR Parent ceases to own, directly or indirectly, 100% of the equity interests of PMH FMSR Seller;
(iii)
with respect to the VFN Guarantor, in any transaction or series of related transactions, any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934, other than a trustee or other fiduciary holding securities of such Person under an employee benefit plan of such Person, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of such Person representing 50% or more of (i) the outstanding shares of common stock of such Person or (ii) the combined voting power of such Person’s then-outstanding securities;
(iv)
the VFN Guarantor ceases to own, directly or indirectly, legally and beneficially, more than 50% of the Equity Interests of PMH and PMC or ceases to have the power to vote, directly, voting securities of PMH and PMC representing more than 50% of the voting power of the total outstanding voting securities of PMH or PMC;
(v)
any transaction or event as a result of which the VFN Guarantor ceases to be a public company; or
(vi)
any transaction or series of related transactions that has the effect of any one or more of the foregoing.

“Closing Date” has the meaning assigned to such term in the Pricing Side Letter.

“Co-Issuer” has the meaning assigned to such term in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committed Amount” has the meaning assigned to such term in the Pricing Side Letter.

“Confidential Information” has the meaning set forth in Section 11.11(b).

“Contribution Agreement” means the Contribution Agreement, dated as of March 15, 2024, by and between the Sellers and the Parents.

“Control,” “Controlling” or “Controlled” means possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Covered Entity” shall mean any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulting Buyer” has the meaning set forth in Section 2.02.

“Defaulting Buyer Deficiency” has the meaning set forth in Section 2.02.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Division” means, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including Section 18-217 of the Delaware Limited Liability Company Act.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person (as defined in Section 3(9) of ERISA) that together with Parents or VFN Guarantor would be a member of the same “controlled group” or is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“ERISA Event” has the meaning assigned to such term in Section 6.21(a)(iii)(6).

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Existing Indebtedness” has the meaning specified in Section 3.21.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Administrative Agent or any Buyer in connection with the negotiation, execution or enforcement of this Agreement or any of the other Program Agreements and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the reasonable and documented cost of title, lien, judgment and other record searches; reasonable and documented attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Fannie Mae” means the Federal National Mortgage Association and its successors and assigns.

“Fannie Mae Approvals” has the meaning assigned in Section 6.12.

“Fannie Mae Guide” means the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, as amended from time to time, and any related announcements, directives and correspondence issued by Fannie Mae.

“Fannie Mae Lender Contract” means the Mortgage Selling and Servicing Contract (as mentioned in the Acknowledgment Agreement), the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and PMC, which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the MSRs.

“Fannie Mae Requirements” means the rights and interests of Fannie Mae in and to the MSRs arising under the Fannie Mae Lender Contract, the Acknowledgment Agreement, the Fannie Mae Guide, or any other agreement between PMC and Fannie Mae.

“Fannie Mae Selling Guide” shall have the meaning of Selling Guide as set forth in the Acknowledgment Agreement.

“Fannie Mae Servicing Guide” shall have the meaning of Servicing Guide as set forth in the Acknowledgment Agreement.

“FATCA” Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance, notes, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Fee Letters” means the Pricing Side Letter and any other fee letter entered into from time to time between Administrative Agent and/or any Buyer on the one hand and one or more of Seller Parties and/or the VFN Guarantor on the other hand.

“Fees” means any fees described in the Fee Letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to PMC’s regulators.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of the applicable Person and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Administrative Agent, any Seller Party or any Buyer, as applicable.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“GS Bank” means Goldman Sachs Bank USA.

“GS Indebtedness” means Indebtedness (other than hereunder), entered into between (i) GS Bank or one of its Affiliates, and (ii) any one or more of the VFN Guarantor or any of its Subsidiaries.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgaged property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means PMC, PMH and VFN Guarantor.

“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.

“Indenture” means the Base Indenture, together with the Series 2024-VF1 Indenture Supplement thereto.

“Indenture Trustee” means Citibank, N.A., its permitted successors and assigns.

“Independent Manager” means the applicable independent manager appointed in accordance with the Organizational Documents of each Seller.

“Issuer” has the meaning assigned to such term in the recitals to this Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Margin” has the meaning assigned to such term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Margin Stock” shall have the meaning set forth in Regulation U.

“Material Adverse Change” means the occurrence of an event or a change in circumstances that had or is reasonably likely to have a Material Adverse Effect.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, condition (financial or otherwise) or prospects of any Seller Party or any Affiliate that is a party to any Program Agreement; (b) a material impairment of the ability of any Seller Party or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller Party or any Affiliate that is a party to any Program Agreement or (d) a material adverse effect upon the existence, perfection, priority or enforceability of Administrative Agent’s security interest in a material portion of the Repurchase Assets.

“Maximum Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Monthly Report Date” has the meaning set forth in Section 6.21(c).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which PMC or any of its ERISA Affiliates has contributed, or has been obligated to contribute.

“Non-Excluded Taxes” has the meaning set forth in Section 2.11(a).

“Note” has the meaning assigned to such term in the recitals to this Agreement.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 11.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Sellers’ indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent, Buyers or their respective Affiliates arising under, or in connection with, the Program Agreements, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to Administrative Agent or any Buyer that are required to be paid by Sellers pursuant hereto or under any other Program Agreement) or otherwise, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Administrative Agent or Buyers or on behalf of Administrative Agent or Buyers in order to preserve any Repurchase Asset or its interest therein; (c) all Servicing Diligence Agent Fees; (d) in the event of any proceeding for the collection or enforcement of any of Sellers’ indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Administrative Agent or Buyers of their respective rights under the Program Agreements, including reasonable attorneys’ fees and disbursements and court costs and (e) all of Sellers’ indemnity obligations to Administrative Agent and Buyers pursuant to the Program Agreements.

“OFAC” means the United States Treasury Department’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Organizational Documents” means the corporate charter and by-laws, the articles of organization and operating agreement and the partnership certificate and partnership agreement, as applicable of a Person.

“Other Taxes” has the meaning set forth in Section 2.11(b).

“Parent” has the meaning assigned to such term in the preamble to this Agreement.

“Participant” has the meaning set forth in Section9.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006, as amended from time to time.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) and that is maintained and contributed to by (or to which there is an obligation to contribute), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute), PMC or any Subsidiary thereof or any of their respective ERISA Affiliates.

“PMC” has the meaning assigned to such term in the preamble to this Agreement.

“PMH” has the meaning assigned to such term in the preamble to this Agreement.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the Price Differential Period.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by Sellers to Administrative Agent or Buyers, each Payment Date (as defined in the Indenture).

“Price Differential Period” means, the period from and including a Price Differential Payment Date (or the Purchase Date for any date of determination before the first Price Differential Payment Date), up to but excluding the next Price Differential Payment Date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” means Base Rate plus the applicable Margin.

“Pricing Side Letter” means the letter agreement dated as of the Closing Date, by and among Administrative Agent, Buyers, Sellers and Guarantor as amended, restated, supplemented or otherwise modified from time to time.

“Primary Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Program Agreements” means this Agreement, the Fee Letters, the VFN Repo Guaranty, the Contribution Agreement, the Base Indenture, the PC Repurchase Agreement, the PC Repo Guaranty, the Excess Spread Participation Agreement, the Retained Excess Spread Participation Agreement, the Servicing Diligence Agreement (as defined in the Pricing Side Letter), the Subservicer Side Letter and the Series 2024-VF1 Indenture Supplement, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time; provided, however, that the Program Agreements shall not include any rights created pursuant to an Indenture Supplement other than the Series 2024-VF1 Indenture Supplement, or any rights under the Base Indenture or any other Program Agreements relating to such other Indenture Supplements.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Pro Rata Share” means, with respect to each Buyer, a percentage equal to a fraction, the numerator of which is the amount of such Buyer’s Adjusted Committed Amount at such time and the denominator of which is the Aggregate Adjusted Committed Amount at such time; provided that, with respect to the application of payments pursuant to Section 2.07, “Pro Rata Share” means, with respect to each Buyer, a percentage equal to a fraction, the numerator of which is equal to such Buyer’s aggregate outstanding Purchase Price and the denominator of which is the aggregate Purchase Price outstanding hereunder.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, each Funding Date (as defined in the Indenture) on which a Transaction is entered into by Administrative Agent (as agent for Buyers) pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth on Exhibit A hereto.

“Purchase Price” means on any date of determination:

(i)
the price at which each Purchased Asset (or portion thereof) is transferred by Sellers to Buyers (or Administrative Agent, as agent and bailee for Buyers), which shall equal the Asset Value of such Purchased Asset on the related Purchase Date, minus
(ii)
the sum of (a) any Purchase Price paid with respect to such Purchased Asset pursuant to Section 2.03, plus (b) any Additional Note Payment made with respect to such Purchased Asset pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture, plus (c) any Redemption Amount paid pursuant to Section 13.1 of the Indenture, plus (d) any amounts paid or applied with respect to such Purchased Asset pursuant to Section 2.05.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Assets” means, collectively, the Note and all outstanding Additional Balances together with the Repurchase Assets related to such Note and Additional Balances transferred by Sellers to Administrative Agent, as agent and bailee for the Buyers, in a Transaction hereunder, as listed on the related Asset Schedule attached to the related Transaction Notice.

“QFC” has the meaning assigned to such term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller Party, or any other Person with respect to the Purchased Assets.

“Register” has the meaning set forth in Section 9.02(b).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA with respect to a Plan as to which the PBGC has not waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event.

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Sellers on which the Repurchase Price is paid pursuant to Section 2.03.

“Repurchase Price” means the price at which Purchased Assets are to be transferred by or on behalf of Buyers to Sellers upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Repurchase Rights” has the meaning set forth in Section 4.02(c).

“Required Buyers” means at any time (a) Buyers (other than Defaulting Buyers) owning an aggregate of greater than 50% of the Obligations outstanding at such time (excluding the portion of the Obligations owed to a Defaulting Buyer), or (b) at any time there are no Obligations outstanding, “Required Buyers” means Buyers (other than Defaulting Buyers) holding aggregate Committed Amounts of greater than 50% (excluding the Committed Amounts of any Defaulting Buyers).

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person. The Responsible Officers of each Seller Party as of the Closing Date are listed on Schedule 1 hereto.

“Seller” or “Sellers” has the meaning assigned to such term in the preamble to this Agreement.

“Seller Parties” means the Sellers and Parents.

“Seller Termination Option” means (a) a Buyer has or shall incur material costs in connection with those matters provided for in Section 2.10 or 2.11 and (b) Administrative Agent on behalf of a Buyer requests that Sellers pay to such Buyer those costs in connection therewith.

“Series 2024-VF1 Indenture Supplement” means the Series 2024-VF1 Indenture Supplement, dated as of March 15, 2024, among the Issuer, Co-Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PMC, as administrator and as servicer, PMH, as co-issuer administrator and Administrative Agent, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Diligence Agent Fees” has the meaning assigned to such term in the Pricing Side Letter.

“Specified Entity” means Fannie Mae, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, the United States Department of Housing and Urban Development, the Federal Housing Administration of the United States Department of Housing and Urban Development, the Department of Veterans Affairs or the United States Department of Agriculture Rural Development and, in each case any successor thereto.

“Subservicer Side Letter” means the Amended and Restated Subservicer Side Letter Agreement, dated March 15, 2024, between the Subservicer and PMC, as acknowledged and agreed to by Atlas Securitized Products, L.P., as an administrative agent, Administrative Agent and Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, as amended, restated, supplemented or otherwise modified from time to time.

“Subservicer Termination Event” means an event of default or subservicer termination event (however defined) under any Approved Subservicing Agreement.

“Subsidiary” has the meaning assigned to such term in the Pricing Side Letter.

“Taxes” has the meaning assigned to such term in Section 2.11(a).

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” has the meaning assigned to such term in the recitals to this Agreement.

“Transaction Documents” has the meaning assigned to such term in the Base Indenture.

“Transaction Notice” has the meaning assigned to such term in Section 2.02(a).

“Transaction Register” has the meaning assigned to such term in Section 9.03(b)

“Transferee” has the meaning set forth in Section 9.02(b).

“Uncommitted Transaction” has the meaning set forth in Section 2.01(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VFN Guarantor” means PennyMac Mortgage Investment Trust, in its capacity as guarantor under the VFN Repo Guaranty.

“VFN Repo Guaranty” means the Guaranty, dated as of the Closing Date, pursuant to which each Guarantor fully and unconditionally guarantees the obligations of Sellers hereunder.

Section 1.02 Other Defined Terms.

(a) Any capitalized terms used and not defined herein shall have the meaning set forth in the Base Indenture or the Series 2024-VF1 Indenture Supplement, as applicable.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(c) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, restated, supplemented or otherwise modified from time to time and any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re‑enacted or expressly replaced.

(d) In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

GENERAL TERMS

Section 2.01 Transactions.

(a) Subject to the terms and conditions hereof, each Buyer, severally and not jointly, agrees to enter into Transactions with Sellers for a Purchase Price outstanding at any one time not to exceed the Adjusted Maximum Purchase Price at such time. No Buyer shall have any commitment or obligation to enter into a Transaction in connection with the Note to the extent (i) the outstanding Purchase Price related to such Buyer after giving effect to such Transaction exceeds the related Adjusted Committed Amount for Buyer or (ii) if the Transaction is requested on or after the Amortization Date. During the term of this Agreement, Sellers may request Transactions, Sellers may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof. Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date. All Transactions shall be effected by Buyers simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Buyer shall be responsible for any default by any other Buyer in such other Buyer’s obligation to enter into a Transaction nor shall any Pro Rata Share of any Buyer be increased or decreased as a result of a default by any other Buyer in such other Buyer’s obligation to enter into a Transaction hereunder, except to the extent agreed to by the non-Defaulting Buyer pursuant to Section 2.02(e).

(b) GS Bank, as a Buyer, may, in its sole and absolute discretion, enter into Transactions with Seller for a Purchase Price outstanding that would cause the aggregate Purchase Price outstanding to be in excess of the Adjusted Maximum Purchase Price (each such transaction, an “Uncommitted Transaction”) at such time so long the aggregate Purchase Price outstanding at such time would not exceed the Maximum Purchase Price. Notwithstanding the foregoing, GS Bank, as a Buyer, shall not have any commitment or obligation to enter into Transactions to the extent the outstanding Purchase Price related to GS Bank, as a Buyer, after giving effect to such Transaction exceeds its Adjusted Committed Amount.

Section 2.02 Procedure for Entering into Transactions.

(a) Each Seller may enter into Transactions with Buyers under this Agreement on any Purchase Date; provided, that the applicable Seller shall have given Administrative Agent and Buyers irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A, (ii) shall be signed by a Responsible Officer of Seller and be received by Administrative Agent and Buyers prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related Purchase Date on a Purchase Date that shall not occur more than once per calendar week without consent of Administrative Agent, and (iii) shall specify: (A) the Maximum VFN Principal Balance of the Note, (B) with respect to the first Purchase Date, the Initial Note Balance of the Note, and, with respect to any other Purchase Date, the Additional Balance (if any), (C) after taking into account the Additional Balance (if any), the outstanding VFN Principal Balance of the Note (D) the Dollar amount of the requested Purchase Price; (E) the requested Purchase Date; (F) the Repurchase Date; (G) the Pricing Rate or Repurchase Price applicable to the Transaction; and (H) any additional terms or conditions of the Transaction not inconsistent with this Agreement. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $500,000.

(b) If a Seller shall deliver a Transaction Notice to the Buyers that satisfies the requirements of Section 2.02(a) and all applicable conditions precedent set forth in Article V have been satisfied or waived by each Buyer on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, each Buyer shall remit its Pro Rata Share of the requested Purchase Price in U.S. Dollars and in immediately available funds to Administrative Agent at the account specified in Schedule 3 (or such other account designated in writing by Administrative Agent) no later than 11:00 a.m. (New York time) on the date specified in the Transaction Notice as the Purchase Date, and upon satisfaction or waiver of all applicable conditions set forth herein, Administrative Agent shall deposit such proceeds into the account of the applicable Parent specified in Schedule 5 of the Base Indenture (or such other account designated by Sellers in the Transaction Notice) not later than 3:00 p.m. (New York time) on the Purchase Date.

(c) The failure of any Buyer to advance the proceeds of its Pro Rata Share of any Transaction required to be advanced hereunder shall not relieve any other Buyer of its obligation to advance the proceeds of its Pro Rata Share of any such Transaction required to be advanced hereunder.

(d) If a Buyer does not intend to fund its Pro Rata Share of the requested Purchase Price, such Buyer shall, within one (1) Business Day of the related Purchase Date, notify Administrative Agent, the other Buyers and Sellers of its intent not to fund together with a description of the reason for not remitting its Pro Rata Share of the requested Purchase Price.

(e) The liabilities and obligations of each Buyer hereunder shall be several and not joint, and neither Administrative Agent nor any Buyer shall be responsible for the performance by any other Buyer of its obligations hereunder. Each Buyer shall be liable to Sellers only for the amount of its respective Committed Amount. If a Buyer does not perform its obligations hereunder with respect to its Committed Amount (such Buyer a “Defaulting Buyer”), all or any part of such Defaulting Buyer’s participation in any Transaction (“Defaulting Buyer Deficiency”) shall be reallocated among the non Defaulting Buyers in accordance with their respective Pro Rata Shares, but only to the extent that (x) such non Defaulting Buyer has consented to such reallocation, (y) such reallocation does not cause the aggregate Committed Amount held by any non Defaulting Buyer to exceed such non Defaulting Buyer’s Committed Amount and (z) to the extent required in writing by Administrative Agent, Sellers shall confirm that the conditions set forth in this Section 2.02 are satisfied at the time of such reallocation.

(f) To the extent that the Defaulting Buyer thereafter funds such Defaulting Buyer Deficiency with Price Differential thereon, if applicable, then upon the agreement between Sellers and the Administrative Agent, such Buyer shall no longer be a Defaulting Buyer. If Sellers and Administrative Agent agree in writing that a Buyer is no longer a Defaulting Buyer, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Buyer will, to the extent applicable, purchase at par that portion of outstanding Purchase Price of the other Buyers or take such other actions as Administrative Agent may determine to be necessary to cause the Purchase Prices to be held on a pro rata basis by the Buyers in accordance with their Committed Amount, whereupon such Buyer will cease to be a Defaulting Buyer; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Sellers while that Buyer was a Defaulting Buyer; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Buyer to Buyer will constitute a waiver or release of any claim of any party hereunder arising from that Buyer’s having been a Defaulting Buyer.

(g) Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated and replaced with the Asset Schedule attached to the related Transaction Notice.

Section 2.03 Repurchase; Payment of Repurchase Price.

(a) The Sellers hereby promise, jointly and severally, to repurchase the Purchased Assets and pay all outstanding Obligations on the Termination Date.

(b) On each Price Differential Payment Date following the Amortization Date, Sellers shall pay to Administrative Agent in immediately available funds the Amortization Payment Amount.

(c) By notifying Administrative Agent and each Buyer in writing at least one (1) Business Day in advance, Sellers shall be permitted, at their option, to prepay, subject to Section 2.12, the Purchase Price in whole or in part at any time together with any Fees with respect thereto and accrued and unpaid Price Differential on the amount so prepaid.

(d) To the extent an Event of Default shall not have occurred and be continuing, the Sellers shall ensure that the aggregate amount of payments of the Purchase Price by the Sellers over the term of this Agreement, including, without limitation, Margin Calls, that are paid from Collections on the Participation Certificates shall not exceed 10% of the Purchase Price as of the date of any such payment. Notwithstanding anything to the contrary herein or in the Base Indenture, no Event of Default shall arise in connection with any breach by a Seller of the foregoing sentence unless and until the Administrative Agent shall have provided written notice of such breach to each Parent. For the avoidance of doubt, nothing stated in this Section 2.03(d), (i) limits the Sellers’ obligations to pay Repurchase Price, any Margin Calls or other obligations as set forth in this Agreement from funds other than Collections on the Participation Certificates or (ii)(a) obligates the Administrative Agent to monitor Sellers’ adherence to the above limitation, (b) limits the obligation of the Sellers to deposit all collections, payments and proceeds in respect of the Note into the Administrative Agent Account as required by Section 2.06 or (c) restricts or limits the right of the Administrative Agent to apply funds in the Administrative Agent Account in accordance with Section 2.07, to the extents amounts due and payable are not otherwise paid directly by the Sellers with funds that do not constitute Collections.

Section 2.04 Price Differential. On each Price Differential Payment Date, each of the Sellers hereby promises to pay to Administrative Agent (on behalf of Buyers) all accrued and unpaid Price Differential on the Transactions, as invoiced by Administrative Agent to Sellers three (3) Business Days prior to the related Price Differential Payment Date (the “Price Differential Statement Date”); provided, that on each Price Differential Payment Date prior to the occurrence and continuation of an Event of Default, the estimated Price Differential owed hereunder shall be subject to a true-up of the amount determined by Administrative Agent and agreed by Sellers one (1) Business Day prior to the related Price Differential Payment Date. If Administrative Agent fails to deliver such invoice on the Price Differential Statement Date, on such Price Differential Payment Date Sellers shall pay the amount which Sellers calculate as the Price Differential due and upon delivery of the invoice, Sellers shall remit to Administrative Agent any shortfall, or Administrative Agent shall refund to Sellers any excess, in the Price Differential paid. The Price Differential shall accrue each day on the Purchase Price at a rate per annum equal to the Pricing Rate. The Price Differential shall be computed on the basis of the actual number of days in each Price Differential Period and a 360‑day year.

Section 2.05 Margin Maintenance.

(a) If at any time the aggregate outstanding amount of the Purchase Price of the Note is greater than the Margin Market Value or the Maximum Purchase Price for the related Transaction (such excess, a “Margin Deficit”), then Administrative Agent shall, unless waived by all Buyers, by notice to Sellers require Sellers to transfer to Administrative Agent, for the benefit of Buyers, cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

(b) Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice. The failure of Administrative Agent, on any one or more occasions, to exercise the rights of Buyers hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller Parties, Administrative Agent and each of the Buyers each agree that a failure or delay by Administrative Agent to exercise the rights of Buyers hereunder shall not limit or waive Administrative Agent’s rights under this Agreement or otherwise existing by law or in any way create additional rights for the Sellers.

(c) In the event that a Margin Deficit exists, Administrative Agent may retain any funds received by it to which the Sellers would otherwise be entitled hereunder, which funds (i) may be held by Administrative Agent, for the benefit of Buyers, against the related Margin Deficit or (ii) may be applied by Administrative Agent against the Purchase Price. Notwithstanding the foregoing, Administrative Agent retains the right, in its sole discretion (unless otherwise subject to a right of waiver by all Buyers under this Section 2.05), to make a Margin Call in accordance with the provisions of this Section 2.05.

Section 2.06 Payment Procedure. The Sellers absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Sellers hereunder. Sellers shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of the Note (including all fees and proceeds of any sale) to Administrative Agent Account.

Section 2.07 Application of Payments.

(a) On each Price Differential Payment Date prior to the occurrence of an Event of Default, all amounts deposited into Administrative Agent Account from and after the immediately preceding Price Differential Payment Date (or the Closing Date in connection with the initial Price Differential Payment Date), or received by Administrative Agent from the Issuer and Co-Issuer in Administrative Agent’s capacity as VFN Noteholder on behalf of Buyers, shall be applied as follows:

(i) first, to each Buyer, in accordance with its Pro Rata Share, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to each Buyer, in accordance with its Pro Rata Share, to the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;

(iii) third, to each Buyer, in accordance with its Pro Rata Share, to the payment of any unpaid Amortization Payment Amount;

(iv) fourth, to payment of all Fees and Expenses payable to Buyer or any other Person pursuant to this Agreement, first to Administrative Agent and then to each Buyer and each other Person on a pro rata basis;

(v) fifth, to each Buyer, in accordance with its Pro Rata Share, to the payment of Purchase Price outstanding as a result of any Additional Note Payment made pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture; and

(vi) sixth, any remainder to each Seller based upon an allocation percentage to be provided by Sellers to the Administrative Agent.

(b) Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds related to the Note shall be applied by Administrative Agent as follows:

(i) first, to each Buyer, in accordance with its Pro Rata Share, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to each Buyer, in accordance with its Pro Rata Share, to the payment of Purchase Price until reduced to zero;

(iii) third, to payment of all Fees and Expenses payable to Buyer or any other Person pursuant to this Agreement, first to Administrative Agent and then to each Buyer and each other Person on a pro rata basis;

(iv) fourth ratably, to the payment of any other Obligations; and

(v) fifth, any remainder to each Seller based upon an allocation percentage to be provided by Sellers to the Administrative Agent.

(c) To the extent any Collections (as defined in the Base Indenture) are paid to reduce the outstanding purchase price under any other repurchase transaction relating to any other Series or Class of VFN (as defined in the Base Indenture), Seller Parties shall ensure that Collections are paid to reduce the outstanding Purchase Price hereunder concurrently on a pro rata basis with such outstanding purchase price under such other repurchase transaction.

(d) Notwithstanding any of the foregoing to the contrary, so long as no Event of Default has occurred and is continuing, any payment of the Purchase Price shall be applied first to pay the portion related to Uncommitted Transactions and second after portions related to Uncommitted Transactions are paid in full, to pay the Purchase Price related to all other Transactions.

Section 2.08 Use of Purchase Price and Transaction Requests. The Purchase Price shall be used by Seller Parties to satisfy their obligations under the Indenture and for general corporate purposes.

Section 2.09 Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, (i) Administrative Agent and Buyers shall have full, unlimited recourse against each Seller Party and its assets in order to satisfy the Obligations and (ii) solely with respect to the Sellers, all obligations of each Seller Party (excluding PMC’s obligations relating to its servicing functions) hereunder, including payment of any amounts owed on any date, shall be joint and several obligations of the Seller Parties.

Section 2.10 Requirements of Law.

(a) If any Requirement of Law (other than with respect to any amendment made to a Buyer’s certificate of trust and trust agreement or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by a Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i) shall subject such Buyer to any tax of any kind whatsoever with respect to this Agreement or the Transactions (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Buyer as a result of any present or former connection between such Buyer and the United States, other than any such connection arising solely from such Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or change the basis of taxation of payments to such Buyer in respect thereof;

(ii) shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Buyer which is not otherwise included in the determination of the Price Differential hereunder; or

(iii) shall impose on such Buyer any other condition;

and the result of any of the foregoing is to increase the cost to such Buyer, by an amount which such Buyer deems to be material, of entering, continuing or maintaining this Agreement or any other Program Agreement, the Transactions or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Sellers shall promptly pay such Buyer such additional amount or amounts as calculated by such Buyer in good faith as will compensate such Buyer for such increased cost or reduced amount receivable.

(b) If a Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Buyer or any corporation Controlling such Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Buyer to be material, then from time to time, Sellers shall promptly pay to such Buyer such additional amount or amounts as will compensate such Buyer for such reduction.

(c) If a Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Sellers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by a Buyer to Sellers shall be conclusive in the absence of manifest error.

Section 2.11 Taxes.

(a) Any and all payments by or on behalf of any Seller under or in respect of this Agreement or any other Program Agreements to which any Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If any Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Administrative Agent and any Buyer (including for purposes of Section 2.10 and this Section 2.11, any assignee, successor or participant), (i) such Seller shall make all such deductions and withholdings in respect of Taxes, (ii) such Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by such Seller shall be increased as may be necessary so that after such Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) Administrative Agent and Buyers receive an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Administrative Agent and Buyers, Taxes that are (i) imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Administrative Agent or the related Buyer is organized or of its Applicable Lending Office, or any political subdivision thereof, unless such Taxes are imposed as a result of Administrative Agent or the related Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes) and (ii) imposed pursuant to FATCA.

(b) In addition, the Sellers hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).

(c) The Sellers hereby agree, jointly and severally, to indemnify Administrative Agent and Buyers for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by any Seller under this Section 2.11 imposed on or paid by Administrative Agent or such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Sellers provided for in this Section 2.11 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by any Seller under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Administrative Agent or such Buyer makes written demand therefor.

(d) Without prejudice to the survival of any other agreement of the Sellers hereunder, the agreements and obligations of the Sellers contained in this Section 2.11 shall survive the termination of this Agreement and the other Program Agreements. Nothing contained in Section 2.10 or this Section 2.11 shall require Administrative Agent or any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(e) Administrative Agent and Buyers will timely furnish Sellers, or any agent of Sellers, any tax forms or certifications (such as an applicable IRS Form W-8, IRS Form W-9 or any successors to such IRS forms) that it is legally entitled to provide and that Sellers or their agents may reasonably request (A) to permit Sellers or their agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable Sellers or their agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which Sellers or their agents receive payments and (C) to enable Sellers or their agents to satisfy reporting and other obligations under the Code and Treasury Regulations and under any other applicable Laws, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to Administrative Agent and Buyers.

Section 2.12 Indemnity. Without limiting, and in addition to, the provisions of Section 11.02, each of the Sellers, jointly and severally, agrees to indemnify Administrative Agent and each Buyer and to hold Administrative Agent and each Buyer harmless from any loss or expense that Administrative Agent or Buyers may sustain or incur as a consequence of (i) a default by any Seller in payment when due of the Repurchase Price or Price Differential or (ii) a default by any Seller in making any prepayment of Repurchase Price after such Seller has given a notice thereof in accordance with Section 2.03.

Section 2.13 Additional Balance and Additional Funding. In the event that any Seller wishes an increase in the VFN Principal Balance, such Seller shall deliver to Administrative Agent and Buyers a copy of the VFN Note Balance Adjustment Request that is delivered under the Indenture. If all the Funding Conditions required pursuant to Section 5.02 hereof and in the Indenture have been satisfied, then upon approval in writing by Administrative Agent of such increase in the VFN Principal Balance (such increase, upon such approval, an “Additional Balance”), (i) the outstanding VFN Principal Balance set forth in the Asset Schedule hereof shall be automatically updated as set forth in the related Transaction Notice in accordance with Section 2.02 and (ii) if requested by Sellers, each Buyer shall thereupon deliver to Administrative Agent in cash its Pro Rata Share of the amount equal to the product of such Additional Balance and the Purchase Price Percentage (the “Additional Funding”).

Section 2.14 Fees. Seller Parties shall pay all Fees and Expenses as provided in the Fee Letters. Such payments shall be made in Dollars in immediately available funds, without deduction, set off or counterclaim, and, to the extent applicable, to Administrative Agent at such account designated in writing by Administrative Agent.

Section 2.15 Termination.

(a) Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, the Sellers may, upon five (5) Business Days’ prior written notice to Administrative Agent and each Buyer of such event, upon payment of the applicable Repurchase Price and satisfaction of the other termination conditions set forth in the Indenture terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of such five (5) Business Day period).

(b) In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and the Sellers have notified Administrative Agent and each Buyer in writing of its option to terminate this Agreement, the affected Buyer shall have the right to withdraw its request for payment within three (3) Business Days of Sellers’ notice of its exercise of Seller Termination Option and the Sellers shall no longer have the right to terminate this Agreement.

(c) For the avoidance of doubt, each Seller, jointly and severally, shall remain responsible for all costs actually incurred by Administrative Agent and Buyers pursuant to Sections 2.10 and 2.11 in connection with any related prepayment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Seller Party, solely with respect to itself, represents and warrants to Administrative Agent and Buyers as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01 Seller Party Existence. Each Seller Party has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and in each other jurisdiction in which the transaction of its business makes such qualification necessary.

Section 3.02 Licenses. Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable Laws, rules and regulations. Each Seller Party has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Note. Each Seller Party has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Notice.

Section 3.03 Power. Each Seller Party has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04 Due Authorization. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be, at the time of such execution) duly authorized, executed and delivered by such Seller Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against such Seller Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or other similar laws affecting the enforcement of creditor’s rights.

Section 3.05 Financial Statements.

(a) Each Parent has heretofore furnished to Administrative Agent and each Buyer a copy of (i) its balance sheet for the fiscal year of such Parent ended December 31, 2022 and the related statements of income for such Parent for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (ii) its balance sheet for the quarterly fiscal period of such Parent ended September 30, 2023 and the related statements of income for such Parent for such quarterly fiscal period. All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of such Parent (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of such Parent’s knowledge, do not omit any material fact as of the date(s) thereof. Since December 31, 2022, there has been no material adverse change in the consolidated business, operations or financial condition of such Parent from that set forth in said financial statements nor is any Seller Party aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. No Seller Party has any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of any Seller Party except as heretofore disclosed to Administrative Agent and each Buyer in writing.

(b) Unless VFN Guarantor is a public company whose financials are generally available, PMC Parent shall cause VFN Guarantor to furnish to Administrative Agent and each Buyer a copy of (i) the balance sheet for the fiscal year of VFN Guarantor ended December 31, 2022 and the related statements of income for VFN Guarantor for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (ii) its balance sheet for the quarterly fiscal period of VFN Guarantor ended September 30, 2023 and the related statements of income for VFN Guarantor for such quarterly fiscal period. All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of VFN Guarantor (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of each Seller Party’s knowledge, do not omit any material fact as of the date(s) thereof. Since December 31, 2022, there has been no material adverse change in the consolidated business, operations or financial condition of VFN Guarantor from that set forth in said financial statements nor is any Seller Party aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. VFN Guarantor has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of VFN Guarantor except as heretofore disclosed to Administrative Agent and each Buyer in writing.

Section 3.06 No Event of Default. There exists no (a) Event of Default under Section 7.01 hereof or (b) default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities or other instrument or contractual or legal obligation to which it is a party or by which it is bound in any respect that could reasonably be expected to result in a Material Adverse Effect.

Section 3.07 Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of its assets is greater than the fair value of its liabilities (including contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of it in accordance with GAAP) and each Seller Party is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. No Seller Party intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Sellers are not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.08 No Conflicts. The execution, delivery and performance by each Seller Party of this Agreement, any Transaction Notice hereunder and the Program Agreements do not constitute or will not result in (a) any breach of any term or provision of the Organizational Documents of any Seller Party, (b) a breach of any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, the Fannie Mae Lender Contract or any other material contractual obligation of such Seller Party; (c) a material default or an acceleration under any of the foregoing; (d) the violation of any Law applicable to any Seller Party or its property, which conflict would have a Material Adverse Effect; (e) require the creation or imposition of any Lien upon any of the properties or assets of any Seller Party (other than any Liens created under any of this Agreement, any Transaction Notice and the Program Agreements in favor of Administrative Agent for the benefit of Administrative Agent and Buyers), or (f) or require any approval of stockholders, members or partners or any approval or consent of any Person under any material contractual obligation of such Seller Party, except for such approvals or consents which have been obtained on or before the Closing Date.

Section 3.09 True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of each Seller Party or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent and Buyers in connection with the initial or any ongoing due diligence of any Seller Party or any Affiliate or officer thereof, negotiation, preparation, or delivery of this Agreement or the other Program Agreements, included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP. There is no fact known to it that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Agreements or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished in writing to Administrative Agent and Buyers for use in connection with the transactions contemplated hereby or thereby.

Section 3.10 Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority, court or other Person is required under applicable Law in connection with the execution, delivery and performance by Seller Parties of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.11 Litigation. There is no action, proceeding or investigation pending with respect to which any Seller Party has received service of process or, to the best of each Seller Party’s knowledge threatened or affecting it or any of its property against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Notice or any Program Agreement, (C) makes a claim individually or in the aggregate in an amount greater than 5.0% of VFN Guarantor’s Adjusted Tangible Net Worth, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder, (E) which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact any Seller Party’s business, or (F) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice or any Program Agreement which could be reasonably likely to have a Material Adverse Effect.

Section 3.12 Material Adverse Change. There has been no event or circumstance since December 31, 2022 is reasonably likely to have a Material Adverse Effect on any Seller Party.

Section 3.13 Ownership.

(a) Each Seller Party has good, valid, insurable (in the case of real property) and marketable title to all of its properties and other assets, whether real or personal, tangible or intangible, reflected on the financial statements delivered to Administrative Agent and Buyers, except for such properties and other assets that have been disposed of in the ordinary course of business of its business, and all such properties and other assets are free and clear of all liens except as disclosed in such financial statements.

(b) Each Seller has good title to all of the related Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein, and any Transaction shall convey all of such Seller’s right, title and interest in and to the related Purchased Assets to the applicable Buyers.

(c) Each item of the Repurchase Assets was acquired by Sellers in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(d) There are no agreements or understandings between any Seller Party and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Administrative Agent under this Agreement.

(e) The provisions of this Agreement are effective to create in favor of Administrative Agent a valid security interest in all right, title and interest of Sellers in, to and under the Repurchase Assets.

(f) Upon the filing of financing statements on Form UCC-1 naming Administrative Agent as “Secured Party” and each Seller as a “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the related Seller Party in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code.

Section 3.14 The Note. Each of the Sellers has (i) delivered the Note to Administrative Agent, (ii) duly endorsed the Note to Administrative Agent or the administrative Agent’s designee, (iii) notified the Indenture Trustee of such transfer and (iv) completed all documents required to effect such transfer in the Note Register, including receipt by the Note Registrar of the Rule 144A Note Transfer Certificate and such other information and documents that may be required pursuant to the terms of the Indenture. In addition, Administrative Agent has received all other Program Agreements (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and each Seller hereby certifies that the copies delivered to Administrative Agent by each Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Administrative Agent. Each such document to which any Seller Party is a party has been duly executed and delivered by such Seller Party and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.15 Taxes. Each Seller Party and its respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, assessments, fees and other governmental charges levied upon it or its property or income (whether or not shown on such tax returns) that are due and payable, including interest and penalties, except for any such taxes, assessments, fees and other governmental charges as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller Party and its respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller Parties, adequate. Any taxes, fees and other governmental charges payable by it in connection with a Transaction and the execution and delivery of this Agreement, any Transaction Notice and the Program Agreements have been paid.

Section 3.16 Investment Company. No Seller Party is required to register as an “investment company” within the meaning of the 1940 Act; no one acting on any Seller Party’s behalf has taken any action that would require registration of any Seller Party or any of their respective Subsidiaries under the Investment Company Act, and no one acting on any Seller Party’s behalf has authorized or will authorize any Person to act in such manner. No Seller Party nor any of their respective Subsidiaries are required to be registered as an “investment company” within the meaning of the Investment Company Act. No Transaction represents an “ownership interest” in any Seller for purposes of the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). Sellers are structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Section 3.17 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, each Seller Party’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361. On the Closing Date, each Seller Party’s jurisdiction of organization is the State of Delaware. No Seller Party has a trade name. During the preceding five (5) years, no Seller Party has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18 Location of Books and Records. The location where each Seller Party keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.19 ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect (i) each Seller Party, its respective ERISA Affiliates, and each Plan are in compliance in all respects with the requirements of ERISA and the Code, (ii) no Reportable Event has occurred with respect to any Plan, (iii) no Plan is considered to be an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (iv) each Seller Party and its respective Subsidiaries and their respective ERISA Affiliates do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”), (v) each Seller Party and its respective Subsidiaries and their respective ERISA Affiliates have made all required contributions to each Plan, and to each Multiemployer Plan to which it is obligated to contribute, and (vi) no event or condition described in Section 6.21(a)(iii)(6) has occurred or exists, other than an event or condition with respect to which notice has been provided in accordance with Section 6.21(a)(iii)(6).

Section 3.20 Financing of Note and Additional Balances. Each Transaction will be used to purchase the Note and one or more Additional Balances relating thereto, which Note will be conveyed and/or sold by Sellers to Buyers.

Section 3.21 Agreements. No Seller Party nor any Subsidiary of a Seller Party is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05 hereof. No Seller Party nor any Subsidiary of a Seller Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of any Seller Party. No holder of any indebtedness of any Seller Party or of any of its respective Subsidiaries has given notice of any asserted default thereunder.

Section 3.22 Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of each Seller Party existing on the Closing Date is listed on Exhibit B hereto (the “Existing Indebtedness”).

Section 3.23 No Reliance. Each Seller Party has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including legal counsel and accountants) as it has deemed necessary. Seller Parties are not relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including the legal, accounting or tax treatment of such Transactions.

Section 3.24 Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR § 2510.3 101 as amended by Section 3(42) of ERISA, in any Seller Party’s hands, and transactions by or with any Seller Party are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.25 Compliance with 1933 Act. No Seller Party nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, or otherwise approached or negotiated with respect to the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the 1933 Act or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Section 3.26 Anti-Money Laundering Laws. Each Seller Party has complied with all applicable anti-money laundering laws and regulations, including the Patriot Act (collectively, the “Anti-Money Laundering Laws”); each Seller Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws.

Section 3.27 Anti-Terrorism; OFAC.

(a) No Seller Party nor any Person controlling or controlled by a Seller Party nor any Person having a direct beneficial interest in a Seller Party nor any Person for whom it is acting as agent or nominee in connection with this transaction (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”), (2) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(b) No part of the proceeds of the Purchase Price will be used, directly or to its knowledge indirectly, by any Person for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Each Seller Party acknowledges by executing this Agreement and the other Program Agreements to which such Seller Party is a party that Administrative Agent and each Buyer has notified it that, pursuant to the requirements of the Patriot Act, Administrative Agent and each Buyer is required to obtain, verify and record such information as may be necessary to identify such Seller Party, and confirm that the administrator of such Seller Party (or the administrator of the applicable direct or indirect owner of Equity Interests of it) has obtained, verified and recorded such information as may be necessary to identify any Person owning ten percent (10%) or more of the direct Equity Interests of it (including the name and address of such Person), in each case, in accordance with the Patriot Act.

(d) None of Seller Parties or any director, officer, agent or employee of any Seller Parties, has used or to its knowledge indirectly used any of the proceeds of any Transaction (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which any Seller Party conducts its business and to which they are lawfully subject or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.28 The Fannie Mae Lender Contract. PMC FMSR Parent has delivered to Administrative Agent a copy of the Fannie Mae Lender Contract which was executed on Fannie Mae’s standard forms, and PMC FMSR Parent hereby represents and warrants that there has been no amendment to such Fannie Mae Lender Contract (other than as effected by the Acknowledgment Agreement) that would grant to Fannie Mae additional or more favorable rights than those specified in the Fannie Mae Guide, and copies delivered to Administrative Agent by PMC FMSR Parent are true, correct and complete. Each such document to which PMC FMSR Parent is a party has been duly executed and delivered by PMC FMSR Parent and is in full force and effect, and no default or event of default (howsoever defined) has occurred and is continuing thereunder, except where the occurrence and continuance of such default or event of default would not reasonably be expected to result in a Material Adverse Effect. The Fannie Mae Lender Contract is in full force and effect, and PMC FMSR Parent has not been terminated as the servicer under the Fannie Mae Lender Contract.

Section 3.29 Fannie Mae Approvals. PMC FMSR Parent is approved by Fannie Mae as an approved lender. PMC FMSR Parent is in good standing, with no event having occurred, including a change in insurance coverage which would either make PMC FMSR Parent unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Fannie Mae.

Section 3.30 No Adverse Actions. To the extent approved by a Specified Entity, PMC FMSR Parent has not received from any Specified Entity a notice of extinguishment or a notice indicating material breach, default or material non-compliance which could be reasonably likely to cause such Specified Entity to terminate, suspend, sanction or levy penalties against it, or a notice from any Specified Entity indicating any adverse fact or circumstance in respect of it which could be reasonably likely to cause such Specified Entity, to revoke any of its approvals or otherwise terminate, suspend it as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Specified Entity to terminate it.

Section 3.31 Compliance with Laws. No Seller Party is in violation of any of its Organizational Documents, of any provision of any applicable Law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could reasonably be expected to result in a Material Adverse Effect.

Section 3.32 Use of Proceeds. Seller Parties will only use the proceeds of the Purchase Price as permitted under Section 2.08. No part of the proceeds of the Purchase Price will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Seller Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of any Seller Party that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock. Seller Parties shall not use the proceeds of any Transaction to purchase any asset or securities from, or otherwise transfer the proceeds of the Purchase Price to, an “affiliate” of Administrative Agent or any Buyer, as such term is defined in 12 C.F.R. Part 223.

Section 3.33 Separateness. Each Seller is in compliance with the requirements of Section 6.35 hereof.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01 Ownership. Upon payment of the Purchase Price and delivery of the Note to Administrative Agent on behalf of Buyers, Buyers shall become the sole owners of the Purchased Assets, free and clear of all liens and encumbrances.

Section 4.02 Security Interest.

(a) Although the parties intend (other than for U.S. federal tax purposes) that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller hereby pledges to Administrative Agent, for the benefit of the Administrative Agent and Buyers as security for the performance by such Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent, for the benefit of Buyers, a fully perfected first priority security interest in all of such Seller’s right, title and interest in, to and under all of its personal property and other assets, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Primary Repurchase Assets”), including the following:

(i)
the Note identified on the Asset Schedule;
(ii)
all rights to reimbursement or payment of the Note and/or amounts due in respect thereof under the Note identified on the Asset Schedule;
(iii)
all records, instruments or other documentation evidencing any of the foregoing;
(iv)
all “general intangibles”, “accounts”, “chattel paper”, “contracts”, “documents”, “goods”, “instruments”, “ deposit accounts”, “letter of credit rights”, “equipment”, “securities accounts”, “investment property”, “deposit accounts” and “money”, in each case as defined in the Uniform Commercial Code, including to the extent relating to or constituting any and all of the foregoing (including all of each Seller’s rights, title and interest in and under the Base Indenture and the Series 2024-VF1 Indenture Supplement); and
(v)
any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) Each Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the related Repurchase Assets to Administrative Agent, for the benefit of Buyers, to secure the Obligations. Each Seller agrees to mark its computer records, tapes and other electronic medium to evidence the interests granted to Administrative Agent hereunder.

(c) Subject to the priority interest of the Indenture Trustee, Administrative Agent, Buyers and Sellers hereby agree that in order to further secure Sellers’ Obligations hereunder, Sellers hereby grant to Administrative Agent, for the benefit of Administrative Agent and Buyers, a security interest (subject and subordinated to Fannie Mae’s rights under the Acknowledgment Agreement and the Fannie Mae Requirements) in (i) as of the Closing Date, each Seller’s rights (but not its obligations) under the Program Agreements including any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Program Agreements to the extent not otherwise included under the definitions of Primary Repurchase Assets or Repurchase Rights (such collateral, “Additional Repurchase Assets,” and collectively with the Primary Repurchase Assets and the Repurchase Rights, the “Repurchase Assets”) to secure the Obligations.

(d) The foregoing provisions of this Section 4.02 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03 Further Documentation. At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of the Sellers, the Sellers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Administrative Agent may reasonably request (x) to obtain, preserve, perfect, protect or more fully evidence Administrative Agent’s security interest in the Purchased Assets, (y) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted or (z) to enable Administrative Agent to exercise or enforce any of its rights hereunder or under any other Program Agreement, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby or amendments thereto or assignments thereof and such other instruments or notices, as Administrative Agent may reasonably require. Each of the Sellers also hereby authorizes Administrative Agent to file any such financing or continuation statement, and amendments thereto and assignments thereof to the extent permitted by applicable Law.

Section 4.04 Changes in Locations, Name, etc. Each Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or corporate structure (or the equivalent) or jurisdiction of organization from the jurisdiction referred to in Section 3.17, unless it shall have given Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have delivered to Administrative Agent all Uniform Commercial Code financing statements and amendments thereto as Administrative Agent shall request and taken all other actions deemed necessary by Administrative Agent to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.05 Performance by Administrative Agent of Sellers’ Obligations. If any Seller Party fails to perform or comply with any of its agreements contained in the Program Agreements and Administrative Agent may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Administrative Agent actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by either Seller to Administrative Agent on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year.

Section 4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by any Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by such Seller in trust for Administrative Agent segregated from other funds of such Seller, and shall forthwith upon receipt by such Seller be turned over to Administrative Agent in the exact form received by such Seller (duly endorsed by such Seller to Administrative Agent, if required) and (b) any and all such proceeds received by Administrative Agent (whether from Sellers or otherwise) may, in the sole discretion of Administrative Agent, be held by Administrative Agent as collateral security for, and/or then or at any time thereafter may be applied by Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as Administrative Agent shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to the applicable Seller or to whomsoever may be lawfully entitled to receive the same.

Section 4.07 Remedies. If an Event of Default shall occur and be continuing, Administrative Agent may exercise (and at the direction of the Required Buyers shall exercise), in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including Administrative Agent’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Administrative Agent may seek (and at the direction of the Required Buyers shall seek) the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of the Sellers or any of the Sellers’ property. Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon the Sellers or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may (and at the direction of the Required Buyers shall) in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in the Sellers, which right or equity is hereby waived or released. Each Seller further agrees, at Administrative Agent’s request, to assemble the Repurchase Assets and make them available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at either of the Seller’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements of Administrative Agent or Buyers, to the payment in whole or in part of the Obligations, in such order as Administrative Agent may elect (or shall elect at the direction of the Required Buyers), and only after such application and after the payment by Administrative Agent of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need Administrative Agent account for the surplus, if any, to the related Seller. To the extent permitted by applicable Law, each Seller waives all claims, damages and demands it may acquire against Administrative Agent arising out of the exercise by Administrative Agent of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Administrative Agent. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Each Seller, jointly and severally, shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Administrative Agent to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.07 concerning any actions with respect to the MSRs arising under or related to any Servicing Contract shall be subject to the Acknowledgment Agreement entered into with Fannie Mae.

Section 4.08 Limitation on Duties Regarding Preservation of Repurchase Assets. Administrative Agent’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account. Neither Administrative Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of any Seller or otherwise.

Section 4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.10 Release of Security Interest. Upon the latest to occur of (a) the repayment to Administrative Agent and Buyers of all Obligations hereunder, and (b) the occurrence of the Termination Date, Administrative Agent shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to the related Seller such documents or instruments as such Seller shall reasonably request to evidence such release.

Section 4.11 Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of the Sellers is rescinded or must otherwise be restored or returned by Administrative Agent or Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Sellers or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Sellers or any substantial part of their property, or otherwise, all as if such release had not been made.

Section 4.12 Subordination. Neither of the Sellers shall seek in any Act of Insolvency of the Issuer and Co-Issuer to be treated as part of the same class of creditors as Administrative Agent and Buyers and shall not oppose any pleading or motion by Administrative Agent and Buyers advocating that Administrative Agent and Buyers and such Seller should be treated as separate classes of creditors. Each Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times while the obligations are outstanding junior and subordinate to the rights of Administrative Agent and Buyers under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Initial Transaction. The obligation of Administrative Agent and Buyers to enter into Transactions with the Sellers hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Administrative Agent and Buyers shall have received all of the following items, each of which shall be satisfactory to Administrative Agent and its counsel in form and substance:

(a) Program Agreements and Note. The Program Agreements and Note, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b) Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s interest in the Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c) Organizational Documents. A certificate of the corporate secretary of each Seller Party and VFN Guarantor in form and substance acceptable to Administrative Agent, attaching certified copies of each Seller Party’s and VFN Guarantor’s certificate of formation, operating agreement and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(d) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and VFN Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.

(e) Incumbency Certificate. An incumbency certificate of the corporate secretary of each Seller Party and VFN Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(f) Subservicer Side Letter. The Subservicer Side Letter, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(g) Fees. Administrative Agent and Buyers shall have received payment in full of all Fees and Expenses which are payable hereunder to Administrative Agent and Buyers on or before such date.

Section 5.02 All Transactions. The obligation of Administrative Agent and Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a) Transaction Notice and Asset Schedule. In accordance with Section 2.02 hereof, Administrative Agent shall have received from the related Seller a Transaction Notice with an updated Asset Schedule which includes the Note and any Additional Balance, if applicable, related to a proposed Transaction hereunder on such Business Day.

(b) No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Margin Market Value of the Note then in effect.

(c) No Default. No Default or Event of Default exists or shall exist immediately after giving effect to such new Transaction.

(d) Requirements of Law. None of Administrative Agent or any Buyer shall have determined that the introduction of or change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or such Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or such Buyer to enter into any Transaction.

(e) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller Parties and VFN Guarantor in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, (i) if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date and (ii) if any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects, as written).

(f) Note. Administrative Agent shall have received the Note and evidence of the Additional Balances relating to any Purchased Assets, which is in form and substance satisfactory to Administrative Agent in its sole discretion.

(g) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(i) an event or events shall have occurred in the good faith determination of any Buyer resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in Buyer not being able to finance the Note through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(ii) since the Closing Date, there shall have occurred a Material Adverse Change.

(h) Fees. Administrative Agent and Buyers shall have received payment in full of all Fees and Expenses which are payable hereunder to Administrative Agent and Buyers on or before such date.

Section 5.03 Closing Subject to Conditions Precedent. The obligation of Buyers to purchase the Note is subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by Administrative Agent and Buyers):

(a) Performance by the Issuer, Co-Issuer, PMC, PMH and Approved Subservicer. All the terms, covenants, agreements and conditions of the Transaction Documents and the Acknowledgment Agreement to be complied with, satisfied, observed and performed by the Issuer, Co-Issuer, PMH, PMC and Approved Subservicer on or before the Closing Date shall have been complied with, satisfied, observed and performed in all material respects.

(b) Representations and Warranties. Each of the representations and warranties of the Issuer, Co-Issuer and Seller Parties and VFN Guarantor made in the Transaction Documents and the Acknowledgment Agreement shall be true and correct in all material respects as of the Closing Date (or, (i) if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date and (ii) if any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects).

(c) Officer’s Certificate. Administrative Agent, Buyers and the Indenture Trustee shall have received in form and substance reasonably satisfactory to Administrative Agent an officer’s certificate from PMC, an officer’s certificate from PMH and a certificate of a Responsible Officer of the Issuer and the Co-Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case together with incumbency, by-laws, resolutions and good standing.

(d) Opinions of Counsel to the Issuer, Co-Issuer, Seller Parties and VFN Guarantor. Counsel to the Issuer, Co-Issuer, Seller Parties and VFN Guarantor shall have delivered to Administrative Agent, Buyers and the Indenture Trustee favorable opinions, dated the Closing Date and satisfactory in form and substance to Administrative Agent and its counsel, relating to corporate matters, enforceability, security interest, safe harbor and perfection and an opinion as to which state’s law applies to security interest and perfection matters. In addition to the foregoing, PMC, as servicer, shall have caused its counsel to deliver to the Issuer, Co-Issuer, Buyers, as purchaser of the Note hereunder, Administrative Agent and the Indenture Trustee an opinion as to certain tax matters dated as of the Closing Date, satisfactory in form and substance to Administrative Agent, Buyers and their respective counsel.

(a) Officer’s Certificate of Indenture Trustee. Administrative Agent and Buyers shall have received in form and substance reasonably satisfactory to Administrative Agent an Officer’s Certificate from the Indenture Trustee, dated the Closing Date, with respect to the Base Indenture, together with incumbency and good standing.

(b) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to Administrative Agent and Buyers a reliance letter dated the Closing Date allowing them to rely upon certain of their opinions related to the enforceability of the Base Indenture.

(c) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer and Co-Issuer shall have delivered to Administrative Agent and Buyers a reliance letter dated the Closing Date allowing them to rely upon certain of their opinions related to the formation, existence and standing of the Issuer and Co-Issuer and of the Issuer’s and Co-Issuer’s execution, authorization and delivery of each of the Transaction Documents and the Acknowledgment Agreement to which it is a party and such other matters as Administrative Agent may reasonably request.

(d) Filings and Recordations. Administrative Agent, Buyers and the Indenture Trustee shall have received evidence reasonably satisfactory to Administrative Agent of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect or evidence: (A) the assignment by PMC, as a seller, and PMH, as a seller, to the Issuer and Co-Issuer, respectively, of the ownership interest in the Repurchase Assets conveyed pursuant to the PC Repurchase Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s and Co-Issuer’s ownership interest in the Repurchase Assets in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Base Indenture and (iii) the assignment by the Parents of the Note and related collateral to Sellers and the interests of Administrative Agent, for the benefit of Buyers, in the Repurchase Assets.

(e) Documents. Administrative Agent, Buyers and the Indenture Trustee shall have received a duly executed counterpart of each of the Transaction Documents (including the Pricing Side Letter related to the Note), in form acceptable to Administrative Agent, the Acknowledgment Agreement, the Note and each and every document or certification delivered by any party in connection with any such Transaction Documents or the Note, and each such document shall be in full force and effect.

(f) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Acknowledgment Agreement, the Note and the documents related thereto in any material respect.

(g) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Acknowledgment Agreement, the Note and the documents related thereto shall have been obtained or made.

(h) Fees, Costs and Expenses. Administrative Agent and Buyers shall have received payment in full of all Fees and Expenses which are payable hereunder to Administrative Agent and Buyers on or before the Closing Date, and the fees, costs and expenses payable by the Issuer, Co-Issuer, PMH and PMC on or prior to the Closing Date pursuant to this Agreement or any other Transaction Document shall have been paid in full.

(i) Other Documents. PMC and PMH shall have furnished to Administrative Agent, Buyers and the Indenture Trustee such other opinions, information, certificates and documents as Administrative Agent may reasonably request.

(j) MSR Valuation Agent. PMC shall have engaged the MSR Valuation Agent pursuant to an agreement reasonably satisfactory to Administrative Agent.

(k) Proceedings in Contemplation of Sale of the Note. All actions and proceedings undertaken by the Issuer, Co-Issuer and the Seller Parties in connection with the issuance and sale of the Note as herein contemplated shall be satisfactory in all respects to Administrative Agent, Buyers and their respective counsel.

(l) Advance Rate Trigger 1 Event, Servicer Termination Events, Events of Default and Funding Interruption Events. No Advance Rate Trigger 1 Event, Servicer Termination Event, Event of Default or Funding Interruption Event shall then be occurring.

(m) Satisfaction of Conditions. Each of the Funding Conditions shall have been satisfied.

If any condition specified in this Section 5.03 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Administrative Agent and Buyers by notice to PMC and to PMH at any time at or prior to the Closing Date, and neither Administrative Agent nor any Buyer shall incur any liability as a result of such termination.

ARTICLE VI

COVENANTS

Each Seller Party covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01 Litigation. Each Seller Party will promptly, and in any event within three (3) Business Days after any Seller Party has actual knowledge, give to Administrative Agent and each Buyer notice of any action, suit or proceeding instituted by or against any Seller Party or any of its respective Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic), or any such action, suit or proceeding threatened against any Seller Party, in any case, if such action, suit or proceeding (x) involves a potential liability, on an individual or aggregate basis, with respect to which there is a reasonable likelihood that such action, suit or proceeding will result in a liability equal to or greater than 5% of VFN Guarantor’s Adjusted Tangible Net Worth, (y) is reasonably likely to result in a Material Adverse Effect or (z) questions or challenges the validity or enforceability of any of the Program Agreements. Seller Parties will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.02 Prohibition of Fundamental Changes. No Seller Party shall (a) enter into any transaction of merger or consolidation or amalgamation with any Person; (b) liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution); (c) sell, lease or otherwise dispose of, or agree to do any of the foregoing at any future time, all or substantially all of its assets; (d) enter into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated; or (e) form or enter into any partnership, joint venture, syndicate or other combination which could be reasonably likely to result in a Material Adverse Effect; provided, that Parent may merge or consolidate with any Person if Parent is the surviving entity if after giving effect thereto, no Default would exist hereunder.

Section 6.03 No Adverse Claims. Each Seller Party warrants and will defend the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets against all adverse claims and demands.

Section 6.04 Assignment. Except as permitted herein, no Seller Party shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.05 Security Interest. Seller Parties shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller Parties will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets to comply with all applicable rules, regulations and other laws. Seller Parties will not allow any default for which any Seller Party is responsible to occur under any Purchased Assets or any

Program Agreement and Seller Parties shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets and any Program Agreement.

Section 6.06 Records.

(a) Seller Parties shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.07, and all such Records shall be in Parent’s possession (or on the possession of an Approved Subservicer) unless Administrative Agent otherwise approves. Seller Parties will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(b) For so long as Administrative Agent and Buyers have an interest in or lien on any Purchased Assets, Seller Parties will hold or cause to be held all related Records in trust for Administrative Agent and Buyers. Seller Parties shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.

(c) Upon reasonable advance notice from Administrative Agent or a Buyer, Seller Parties shall (x) or shall cause all Approved Subservicers or other third parties to make any and all such Records available to Administrative Agent and each Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or any Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller Parties with their respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of any Seller Party with its independent certified public accountants.

Section 6.07 Books. Seller Parties shall keep or cause to be kept in reasonable detail books and records of account of its assets and business in which complete entries will be made in accordance with GAAP consistently applied, and shall clearly reflect therein the transfer of Purchased Assets to Buyers.

Section 6.08 Approvals. Seller Parties shall maintain all licenses, permits or other approvals necessary for each such Seller Party to conduct its business and to perform its obligations under the Program Agreements, and each Seller Party shall conduct its business strictly in accordance with applicable Law.

Section 6.09 Insurance. Seller Parties shall maintain or cause to be maintained, at its own expense, insurance coverage as is customary, reasonable and prudent in light of the size and nature of such Seller Party’s business as of any date after the Closing Date. Seller Parties shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to each such Seller Party. Upon the request of Administrative Agent at any time subsequent to the Closing Date and in no event more than once per calendar year unless an Event of Default shall have occurred and be continuing, Seller Parties shall cause to be delivered to Administrative Agent, a certification evidencing each Seller Party’s coverage under any such policies.

Section 6.10 Distributions. If a Default has occurred and is continuing, Seller Parties shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, or redeem, purchase, retire, or otherwise acquire any of its Equity Interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition either directly or indirectly, whether in cash or property or in obligations of any Seller Party.

Section 6.11 Applicable Law. Each Seller Party shall comply with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority.

Section 6.12 Existence; Fannie Mae Approvals.

(a) Each Seller Party shall preserve and maintain its legal existence and all of its governmental licenses, authorizations, consents and approvals necessary for each Seller Party to conduct its business and to perform its obligations under the Transaction Documents and, with respect to each Parent, the Acknowledgment Agreement.

(b) PMC FMSR Parent shall maintain adequate financial standing, procedures, and experienced personnel necessary for the sound servicing (or for the prudent oversight of subservicers to ensure the sound servicing) of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance, in all material respects, with Accepted Servicing Practices and the terms of the Fannie Mae Lender Contract.

(c) Each Seller Party shall comply in all material respects with the requirements of all applicable Laws, rules, regulations and orders of Governmental Authorities (including truth in lending, real estate settlement procedures and all environmental laws) if the failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(d) PMC FMSR Parent shall maintain its status with Fannie Mae as an approved lender and servicer in good standing in accordance with all applicable rules, policies, procedures of Fannie Mae (such approval and good standing, the “Fannie Mae Approvals”).

(e) Seller Parties shall and shall cause any Approved Subservicer to comply with the Approved Subservicing Agreement in all material respects and to service all MSRs in accordance with the Fannie Mae Requirements.

(f) Should any Seller Party, (x) receive written notice of any material default or notice of termination of servicing for cause under the Fannie Mae Lender Contract, or (y) with respect to PMC FMSR Parent, for any reason, cease to possess all applicable Fannie Mae Approvals, or should notification from Fannie Mae as described in Section 3.31 be received, each such Seller Party shall so notify Administrative Agent in writing within three (3) Business Days. Notwithstanding the preceding sentence, PMC FMSR Parent shall take all necessary action to maintain all of its Fannie Mae Approvals at all times during the term of this Agreement.

Section 6.13 Change in Organizational Documents. Seller Parties shall not amend, modify or otherwise change any of its Organizational Documents in any material respect, or except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that Seller Parties shall deliver written notice to Administrative Agent within thirty (30) days of any material amendment to its Organizational Documents.

Section 6.14 Taxes. Each Seller Party shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

Section 6.15 Transactions with Affiliates. Other than the purchase of the Note, Seller Parties will not, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder, (b) is in the ordinary course of such Seller Party’s business and (c) is upon fair and reasonable terms no less favorable to such Seller Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.15 to any Affiliate.

Section 6.16 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller Parties, any Affiliate thereof or any of their officers furnished to Administrative Agent and Buyers hereunder and during Administrative Agent’s and Buyers’ diligence of Seller Parties are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by any Seller Party to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.17 No Pledge. Except as contemplated herein, no Seller Party shall pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or pledge or grant to any other Person any security interest in the Note.

Section 6.18 Plan Assets. Seller Parties shall not act on behalf of an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller Parties shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions to or with any Seller Party shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 6.19 Sharing of Information. Each Seller Party shall allow Administrative Agent and Buyers to exchange information related to each of the Seller Parties and the Transactions hereunder with third party lenders and Seller Parties shall permit each third party lender to share such information with Administrative Agent and Buyers.

Section 6.20 Modification of the Base Indenture and Series 2024-VF1 Indenture Supplement. Neither Parent shall consent with respect to any of the Base Indenture and the Series 2024-VF1 Indenture Supplement related to the Purchased Assets, to (i) the modification, amendment or termination of such the Base Indenture and the Series 2024-VF1 Indenture Supplement, (ii) the waiver of any provision of the Base Indenture and the Series 2024-VF1 Indenture Supplement, or (iii) the resignation of PMC as servicer under the Base Indenture and the Series 2024-VF1 Indenture Supplement, or the assignment, transfer, or material delegation of any of its rights or obligations, under such the Base Indenture and the Series 2024-VF1 Indenture Supplement, without the prior written consent of Administrative Agent and the Required Buyers exercised in Administrative Agent and the Required Buyers sole discretion.

Section 6.21 Reporting Requirements.

(a) Seller Parties shall furnish to Administrative Agent and each Buyer (i) promptly (but in no event later than three (3) Business Days after any Seller Party has actual knowledge) copies of any material and adverse notices (including notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by such Seller Party hereunder which is given to such Seller Party’s lenders, (ii) immediately upon knowledge, notice of the occurrence of (1) any Default hereunder; (2) any default or material breach by any Seller Party of any obligation under any Program Agreement or any material contract or agreement of any Seller Party or (3) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default and (iii) the following:

(1) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, the unaudited balance sheet of each Parent, as at the end of such period and the related unaudited consolidated statements of income for each Parent, including changes in shareholders’ equity (or its equivalent), for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of such Parent, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of such Parent in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar quarter, the unaudited cash flow statements of each Parent and VFN Guarantor, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of such Parent, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of such Parent or VFN Guarantor, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments)

(3) as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Parent and VFN Guarantor, the balance sheet of such Parent and VFN Guarantor, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Parent and changes in shareholders’ equity (or its equivalent) for such year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent and each Buyer, in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Parent or VFN Guarantor, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(4) such other prepared statements that Administrative Agent or any Buyer may reasonably request;

(5) from time to time (x) such other information regarding the financial condition, operations, or business of Seller Parties as Administrative Agent or any Buyer may reasonably request and (y) information and documentation reasonably requested by Administrative Agent or any Buyer for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(6) as soon as reasonably possible, and in any event within five (5) Business Days after any Seller Party has knowledge or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists (each, an “ERISA Event”), a statement signed by a senior financial officer of such Seller Party setting forth details respecting such event or condition and the action, if any, that such Seller Party or any of its Subsidiaries or ERISA Affiliates, as applicable, propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Seller Party or any of its Subsidiaries or ERISA Affiliates with respect to such event or condition):

a. any Reportable Event or failure to meet minimum funding standards with respect to a Plan; provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA with respect to a Plan, including the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(c) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;

b. the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller Party or its respective Subsidiaries or ERISA Affiliates;

c. the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Seller Party or its respective Subsidiaries or ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

d. the complete or partial withdrawal from a Multiemployer Plan by any Seller Party or its respective Subsidiaries or ERISA Affiliates that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Seller Party or its respective Subsidiaries or ERISA Affiliates of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

e. the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Seller Party or its respective Subsidiaries or ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) calendar days; and

f. the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) and Section 436 of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Seller Party or its respective Subsidiaries or ERISA Affiliates fails to timely make a contribution or provide security to such Plan in accordance with the provisions of said Sections;

(7) as soon as reasonably possible (but in no event later than three (3) Business Days after any Seller Party has actual knowledge), notice of any of the following events:

a. any material dispute, litigation, investigation, proceeding or suspension between any Seller Party on the one hand, and any Governmental Authority or any Person;

b. any material change in accounting policies or financial reporting practices of any Seller Party;

c. any material issues raised upon examination of any Seller Party or any Seller Party’s facilities by any Governmental Authority;

d. promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets;

e. the filing, recording or assessment of any federal, state or local tax lien against any Seller Party, or any Seller Party’s assets, unless such filing, recording or assessment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to any Seller Party;

f. any condition or event that constitutes an “event of default” under any Indebtedness with an outstanding principal amount greater than $25,000,000 or that notice has been given to any party thereunder with respect thereto or any fact that could reasonably be expected to have a Material Adverse Effect;

g. any other action, event or condition of any nature that, with notice or lapse of time or both, would constitute a default under any agreement, instrument or indenture to which any Seller Party is a party or to which any Seller Party, its properties or assets may be subject that could reasonably be expected to lead to, or result in, a Material Adverse Effect;

h. (x) any material penalties, sanctions or charges levied, or threatened to be levied, against any Seller Party or any adverse change or threatened change made in writing in Parent’s Fannie Mae Approval status, (y) the commencement of any material non-routine investigation or the institution of any proceeding or the threat in writing of institution of any proceeding against any Seller Party by any Specified Entity or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer, the co-issuer or seller status of each Parent or (z) the commencement of any material investigation, or the institution of any material proceeding or the threat in writing of institution of any material proceeding against any Seller Party by any city, county or municipal supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of any Seller Party;

i. (x) any material settlement with, or issuance of a consent order by, any Governmental Authority and (y) any settlement with, or issuance of a consent order by, any Governmental Authority; and

j. the occurrence of any event or change that has results in or could reasonably be expected to result in a Material Adverse Effect.

(8) Promptly upon the creation, incurrence, assumption or existence of any of the following, notice thereof:

a. any Guarantees, except (x) to the extent reflected in a Seller Party’s financial statements or notes thereto and (y) to the extent the aggregate Guarantees of Seller do not exceed $250,000; and

b. additional material Indebtedness other than (w) the Existing Indebtedness specified on Exhibit B hereto; (x) Indebtedness incurred with
Buyers or their Affiliates; (y) Indebtedness incurred in connection with new or existing secured lending facilities; and (z) usual and customary accounts payable for a mortgage company.

Documents required to be delivered pursuant to Sections 6.21(a)(iii)(2) and (3) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

(b) Officer’s Certificates. The Parents will furnish to Administrative Agent and each Buyer, at the time Seller Parties furnish each set of financial statements pursuant to Section 6.21(a)(iii)(1), (2) or (3) above, an Officer’s Compliance Certificate.

(c) Monthly Reporting. Seller Parties shall at all times maintain a current list (which may be stored in electronic form) of the Note and Additional Balances. Seller Parties shall deliver to Administrative Agent and each Buyer on each Payment Date (the “Monthly Report Date”) a cumulative Asset Schedule, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form acceptable to Administrative Agent and each Buyer. Each such updated Asset Schedule shall indicate the outstanding VFN Principal Balance of the Note as of the close of the preceding week. As of each Monthly Report Date, Seller Parties hereby certify, represent and warrant to Administrative Agent and Buyers that each such updated Asset Schedule is true, complete and correct in all material respects.

(d) Hedging Reports. Seller Parties shall deliver to Administrative Agent and each Buyer a monthly summary hedge report (data elements to be agreed upon by Seller Parties and Administrative Agent). To the extent any Seller Party retains any Person(s) to perform hedging services on behalf of such Seller Party, such Seller Party hereby grants Administrative Agent and each Buyer authority to contact, request and receive hedging reports directly from such Person(s) at no cost to Administrative Agent or any Buyer. Further, such Seller Party shall instruct such Person(s), upon reasonable notice from Administrative Agent and during normal business hours, to answer candidly and fully, at no cost to Administrative Agent or any Buyer, any and all questions that Administrative Agent or any Buyer may address to them in reference to the hedging reports of such Seller Party.

(e) Other. Seller Parties shall deliver to Administrative Agent and each Buyer any other reports or information reasonably requested by Administrative Agent or any Buyer or as otherwise required pursuant to this Agreement and the Indenture (including all reports and information delivered by the Issuer, Co-Issuer, the Administrator or the Indenture Trustee relating to the Note). Each Seller Party understands and agrees that all reports and information provided to Administrative Agent or any Buyer by or relating to any Seller Party may be disclosed to Administrative Agent’s and Buyers’ Affiliates.

(f) Regulatory Reporting Compliance. The PMC FMSR Parent shall, on or before the last Business Day of the fifth (5th) month following the end of the PMC FMSR Parent’s fiscal years (December 31), beginning with the fiscal year ending in 2023, deliver to Administrative Agent a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on the PMC FMSR Parent by its accountants, and such other reports as PMC FMSR Parent may prepare relating to its servicing functions as a PMC FMSR Parent.

Section 6.22 Liens on Substantially All Assets. No Seller Party shall grant a security interest to any Person other than Administrative Agent or an Affiliate of Administrative Agent in substantially all assets of any Seller Party unless such Seller Party has entered into an amendment to this Agreement that grants to Administrative Agent a pari passu security interest on such assets.

Section 6.23 Litigation Summary. On each date on which the Officer’s Compliance Certificate is delivered, Seller Parties shall provide to Administrative Agent and each Buyer a true and correct summary of all material actions, notices, proceedings and investigations pending with respect to which any Seller Party has received service of process or other form of notice or, to the best of the related Seller Party’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal.

Section 6.24 Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on at the Closing Date other than lines of business typical for companies engaged in mortgage or consumer finance.

Section 6.25 Fannie Mae Lender Contract.

(a) Within five (5) Business Days after (x) a Responsible Officer of PMC FMSR Parent becomes aware of an amendment to the Fannie Mae Lender Contract or (y) a Responsible Officer of PMC FMSR Parent becomes aware of an amendment to the Acknowledgment Agreement that, in each case, could reasonably be expected to materially and adversely affect any Seller Party, the Purchased Assets or Administrative Agent’s or any Buyer’s interest therein or to result in a Material Adverse Effect, to the extent permitted by Fannie Mae, Seller Parties shall deliver to Administrative Agent and each Buyer copies of any such amendments; provided that PMC FMSR Parent shall cooperate with any requests by Administrative Agent or any Buyer to deliver copies of each amendment, restatement, supplement or other modification to the Fannie Mae Lender Contract or the Acknowledgment Agreement that Administrative Agent or any Buyer shall reasonably request, to the extent permitted by Fannie Mae.

(b) Neither Parent shall execute any amendments with respect to the Acknowledgment Agreement without the prior consent of Administrative Agent and each Buyer.

(c) Should PMC FMSR Parent for any reason cease to possess the Fannie Mae Approvals, or should notification to Fannie Mae be required, PMC FMSR Parent shall immediately notify Administrative Agent and each Buyer in writing.

(d) PMC FMSR Parent shall promptly, and in no event later than five (5) days after PMC FMSR Seller has knowledge thereof, notify Administrative Agent and each Buyer of any Servicer Termination Event or event of default under any Fannie Mae Lender Contract or its receipt of a notice of actual termination of PMC FMSR Parent’s right to service under any Fannie Mae Lender Contract which evidences an intent to transfer such servicing to a third party.

Section 6.26 Trigger Event MSR Asset Sale. PMC FMSR Parent shall, within one (1) Business Day, notify Administrative Agent and each Buyer in the event that it has voluntarily relinquished or delivered notice of its intent to sell or transfer Fannie Mae Lender Contract rights constituting more than 50% of the aggregate Fannie Mae Lender Contract rights of Parent with respect to Fannie Mae, in any event without Administrative Agent’s and each Buyer’s prior express written consent.

Section 6.27 Termination of Servicing Notice. PMC FMSR Parent shall give notice to Administrative Agent and each Buyer promptly but not later than two (2) Business Days after receipt of notice or knowledge by a Responsible Officer of (i) any material default, notice of termination of servicing for cause or notice of any other matter materially and adversely affecting the Purchased Assets under the Fannie Mae Lender Contract or (ii) any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under the Fannie Mae Lender Contract, outside the ordinary course of business.

Section 6.28 Quality Control. In addition to maintaining its own internal monitoring program for servicing oversight operations, PMC FMSR Parent shall and shall cause each Approved Subservicer to conduct quality control reviews of such Approved Subservicer’s servicing operations in accordance with industry standards and Specified Entity requirements. PMC FMSR Parent shall provide oversight of its Approved Subservicer to ensure the sound subservicing of the Mortgage Loans, in all material respects in accordance with Accepted Servicing Practices, the applicable Approved Subservicing Agreement and the Fannie Mae Requirements.

Section 6.29 Fannie Mae Audit and Approval Maintenance. PMC FMSR Parent shall (i) at all times maintain copies of relevant portions of all Audits in which there are material adverse findings, including notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) to the extent not otherwise prohibited by reason of confidentiality or other non-disclosure restrictions, provide Administrative Agent and each Buyer with copies of such Audits promptly upon Administrative Agent or any Buyer’s request, and (iii) take all actions necessary to maintain its Fannie Mae Approvals.

Section 6.30 Sale and Lease‑Backs. No Seller Party shall enter into any arrangement, directly or indirectly, with any Person whereby any Seller Party shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if any Default exists or will exist after giving effect thereto.

Section 6.31 Fiscal Year. No Seller Party shall change its fiscal year-end from December 31 or change its method of determining fiscal quarters.

Section 6.32 Most Favored Status. Each Seller Party, Administrative Agent and Buyers agree that should any Seller Party or any Subsidiary or Affiliate thereof enter into a repurchase agreement, credit facility or other comparable agreement with any Person which by its terms provides any of the following (each, a “More Favorable Agreement”):

(a) more favorable terms with respect to any guaranties or financial covenants of either PMC or PMH, including covenants covering the same or similar subject matter set forth or referred to in Section 6.10 hereof and Section 2 of the Pricing Side Letter;

(b) a security interest to any Person other than Administrative Agent or an Affiliate of Administrative Agent in substantially all assets of any Seller Party or any Affiliate thereof; or

(c) a requirement that any Seller Party has added or will add any Person other than Administrative Agent or an Affiliate of Administrative Agent as a loss payee under any Seller Party’s Fidelity Insurance, the terms of this Agreement and/or the Pricing Side Letter shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Administrative Agent and Buyers; provided, that in the event that such More Favorable Agreement is terminated, upon notice by such Seller Party to Administrative Agent of such termination, the original terms of this Agreement and/or Pricing Side Letter shall be deemed to be automatically reinstated. Seller Parties further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement and/or Pricing Side letter evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment but shall merely be for the convenience of the parties hereto. Upon any Seller Party or any Subsidiary or Affiliate thereof entering into any such repurchase agreement, credit facility or other comparable agreement with any Person other than Administrative Agent or an Affiliate of Administrative Agent, such Seller Party shall provide notice to Administrative Agent of such more favorable terms contained in such More Favorable Agreement (including a summary thereof) no later than the next date on which such Seller Party is required to deliver an Officer’s Compliance Certificate; which notice requirement may be satisfied by the VFN Guarantor including such information such Officer’s Compliance Certificate.

Section 6.33 Servicer Administration. If at any time PMC intends to service the Mortgage Loans directly without a subservicer, PMC shall not less than 120 days prior to the anticipated servicing transfer date, provide notice to Administrative Agent of such intention and solicit Administrative Agent’s prior written consent, which Administrative Agent shall have sixty (60) days from the receipt of the notice to provide and which consent may not be unreasonably withheld. If Administrative Agent denies the request for consent in writing, then PMC shall repurchase the Note not later than the later of (x) the sixtieth (60th) day following receipt of Administrative Agent’s denial letter or (y) such anticipated servicing transfer date.

Section 6.34 Subservicing. PMC shall (x) enforce each Approved Subservicing Agreement in accordance with the terms thereof and all applicable Fannie Mae Requirements and keep such Approved Subservicing Agreement in full force and effect and (y) perform its obligations under each Approved Subservicing Agreement and shall not default in any material respect under such Approved Subservicing Agreement.

(i) Subject to the terms set forth in the applicable Approved Subservicing Agreement, PMC shall promptly provide to Administrative Agent copies of any material notice delivered or received under any Eligible Approved Subservicing Agreement, including notice of the occurrence of any event of default under or breach of such Approved Subservicing Agreement. PMC will promptly deliver to Administrative Agent a copy of every supplement, amendment, restatement, modification or waiver of any Approved Subservicing Agreements promptly (and in no event later than five (5) Business Days) after the same shall become effective.

(ii) PMC shall not, without the prior written consent of Administrative Agent, which shall not be unreasonably withheld or delayed: (i) cancel or terminate any Approved Subservicing Agreement (other than as required by Fannie Mae); or (ii) supplement, amend, restate, modify or waive any term or condition any Approved Subservicing Agreement (other than as required by Fannie Mae) that would be adverse to the rights of Administrative Agent or any Buyer with respect to the Repurchase Assets. Notwithstanding the foregoing, PMC may terminate any Approved Subservicer with respect to any or all of the Mortgage Loans or transfer subservicing from any Approved Subservicer with respect to any or all of the Mortgage Loans subserviced by such Approved Subservicer without the consent of Administrative Agent provided that such subservicing is transferred to another Approved Subservicer under an Approved Subservicing Agreement.

(iii) PMC shall not waive any default under, or breach of, any Approved Subservicing Agreement in a manner that is materially adverse to the rights of Administrative Agent or any Buyer with respect to the Repurchase Assets. During the existence of an event of default or Subservicer Termination Event under any Approved Subservicing Agreement, PMC may, and at the direction of Administrative Agent, shall, subject to the Fannie Mae Requirements, transfer the servicing relating to the Mortgage Loans to another Approved Subservicer. PMC shall be responsible for any costs and expenses of such termination.

(iv) PMC shall not permit any of the MSRs to be subject to any servicing contract or subservicing arrangement, unless such contract or arrangement is with an Approved Subservicer pursuant to an Approved Subservicing Agreement.

Section 6.35 Special Purpose Entity Provisions. Each Seller shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Program Agreements; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than pursuant to the Program Agreements; (c) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of its Affiliates other than the assets and transactions specifically contemplated by the Program Agreements; (d) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its governing documents, or suffer same to be amended, modified or otherwise changed, without Buyer’s prior written consent which shall not be unreasonably withheld; (g) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of applicable Law); provided, that (i) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of such Seller from such Affiliate and to indicate that such Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Seller’s own separate balance sheet (if prepared) and (iii) such Seller shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable Law; (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name and not identify itself or any of its Affiliates as a division or part of the other; (i) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction except as expressly permitted hereunder; (j) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (k) not engage in or suffer any dissolution (to the fullest extent contemplated by applicable Law), winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (l) not commingle its funds or other assets with those of any Affiliate or any other Person and maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (m) not hold itself out to be responsible for the debts or obligations of any other Person; (n) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (o) use separate stationery, invoices and checks bearing its own name; (p) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (q) not pledge its assets to secure the obligations of any other Person except as contemplated by the Program Agreements. Each Seller shall (i) be a Delaware limited liability company, (ii) have an Independent Manager, and (iii) not take any action that results in an Act of Insolvency with respect to itself.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYERS UPON DEFAULT

Section 7.01 Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a) Payment Failure. Failure of any Seller to (i) make any payment of the Purchase Price beyond the applicable dates on which such payment is due, (ii) make any payment (which failure continues for a period of one (1) Business Day following the earlier of (x) written notice (which may be in electronic form) from Administrative Agent and (y) the date upon which any Seller Party obtained knowledge of such failure) of Price Differential, on a Price Differential Payment Date or a Repurchase Date, (iii) make any payment (which failure continues for a period of two (2) Business Days following the earlier of (x) written notice (which may be in electronic form) from Administrative Agent and (y) the date upon which any Seller Party knowledge of such failure) of any other sum which has become due otherwise, whether by acceleration or otherwise, under the terms of any Program Agreement or (iv) cure any Margin Deficit when due pursuant to Section 2.05 hereof.

(b) Cross Default. Any Seller Party or any of Affiliates thereof shall be in default under (i) any Buyer Indebtedness, (ii) any Transaction Document; provided that any such default under the Indenture shall constitute an “Event of Default” only if it continues unremedied for a period of two (2) Business Days after a Responsible Officer of any Seller Party obtains actual knowledge of such failure, or receives written notice from Administrative Agent of such default or (iii) any Indebtedness, in the aggregate, in excess of $1,000,000 of each Seller, $25,000,000 of each Parent or any other Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness.

(c) Insolvency. An Act of Insolvency shall have occurred with respect to any Seller Party or any Affiliate thereof.

(d) Material Adverse Change. A Material Adverse Effect shall occur, and, if susceptible to cure, such Material Adverse Effect continues for a period of ten (10) Business Days.

(e) Immediate Breach of Representation or Covenant or Obligation. A breach by any Seller Party of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (Seller Existence), Section 3.07 (Solvency), Section 3.12 (Material Adverse Change), Section 3.22 (Other Indebtedness), Section 6.02 (Prohibition of Fundamental Changes), Section 6.12 (Existence), Section 6.18 (Plan Assets) or Section 6.35 (Special Purpose Entity Provisions) of this Agreement.

(f) Additional Breach of Covenant. Any Seller Party shall fail to perform or observe (i) the covenants set forth in Section 4.04 (Changes in Locations, Name, etc.), Section 6.03 (No Adverse Claims), Section 6.04 (Assignment), Section 6.10 (Distributions), Section 6.13 (Change in Organizational Documents), Section 6.17 (No Pledge), Section 6.21 (Reporting Requirements), Section 6.22 (Liens on Substantially All Assets), Section 6.30 (Sales and

Leaseback), Section 6.31 (Fiscal Year), Section 6.32 (Most Favored Status) or Section 2 of the Pricing Side Letter and such failure shall continue unremedied for five (5) Business Days after the earlier of (A) a written notice of such failure shall have been given to any Seller Party by Administrative Agent or (B) the date upon which any Seller Party obtained knowledge of such failure (and giving effect to any grace or other cure periods set forth therein), or (ii) except as set forth Section 7.01(e) or in clauses (i) hereof, any other term, covenant or agreement contained in this Agreement or in any other Transaction Document or the Acknowledgment Agreement, and, such failure shall continue unremedied for thirty (30) days after the earlier of (A) a written notice of such failure shall have been given to any Seller Party by Administrative Agent or (B) the date upon which any Seller Party obtained knowledge of such failures.

(g) Representations. Except as set forth in clause (h) below, any representation or warranty made or deemed made by any Seller Party herein or in any other Program Agreement (after giving effect to any qualification as to materiality set forth therein, if any) shall prove to have been false and misleading when made or any Asset Schedule or Officer’s Compliance Certificate delivered hereunder shall prove to have been false and misleading in any material respect when made and such breach, if susceptible of cure, is not cured within ten (10) Business Days after the earlier of (i) written notice of such failure shall have been given to any Seller Party by Administrative Agent or (ii) the date upon which any Seller Party obtained knowledge of such failure.

(h) 1940 Act. The representation and warranty in Section 3.16 shall be false or misleading at any time.

(i) Change in Control. The occurrence of a Change in Control.

(j) Failure to Transfer. Either of the Sellers fails to transfer the Note or a material portion of the other Purchased Assets to Administrative Agent on the applicable Purchase Date (provided Administrative Agent has tendered the related Purchase Price on behalf of Buyers).

(k) Judgment. A final judgment or judgments for the payment of money in excess of the lesser of (x) 3.0% of VFN Guarantor’s Adjusted Tangible Net Worth, (y) $25,000,000 shall be rendered against either Parent or any of its Affiliates (other than Sellers) and $1,000,000 in the case of the either Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof.

(l) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party or any Affiliate thereof, or shall have taken any action to displace the management of any Seller Party or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller Party or Affiliate as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (l) shall not have been discontinued or stayed within sixty (60) days.

(m) Inability to Perform. A Responsible Officer of (a) any Seller Party shall admit its inability to, or its intention not to, perform any of its Obligations or (b) VFN Guarantor shall admit its inability to, or its intention not to, perform its Obligations hereunder or the VFN Repo Guaranty.

(n) Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(o) Financial Statements. Any Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of any Guarantor as a “going concern” or a reference of similar import.

(p) Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Seller Party or any Affiliate of any Seller Party shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or any Guarantor’s obligations under the VFN Repo Guaranty.

(q) Guarantor Breach. A breach by any Guarantor of any material representation, warranty or covenant set forth in the VFN Repo Guaranty or any other Program Agreement, any “event of default” by any Guarantor under the VFN Repo Guaranty, any repudiation of the VFN Repo Guaranty by any Guarantor, or if the VFN Repo Guaranty is not enforceable against any Guarantor.

(r) Approved Lender.

(i) PMC ceases to be a Fannie Mae approved lender;

(ii) Fannie Mae suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of PMC as a Fannie Mae approved lender.

(iii) As distinct from and in addition to any loss of approval or actions taken by Fannie Mae, as applicable, described in (i)‑(ii), a Servicer Termination Event shall occur with respect to PMC or any Approved Subservicer.

(s) ERISA Related Events.

(i) An ERISA Event occurs that, alone or together with all other ERISA Events that have occurred could reasonably be expected to result in a Material Adverse Effect, or

(ii) the assets of any Seller Party or VFN Guarantor become “plan assets” within the meaning of 29 C.F.R. Sections 25103-101, as modified by Section 3(42) of ERISA.

(t) Servicing. Greater than 25% of Parent’s servicing portfolio consisting of Fannie Mae loans is seized or terminated in any single event or series of events arising from the same or substantially similar circumstances or occurrences.

Section 7.02 No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived in accordance with Section 8.02.

Section 7.03 Due and Payable. Upon the occurrence of any Event of Default which has not been waived in accordance with Section 8.02, Administrative Agent may (and at the direction of Required Buyers shall), by notice to each Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyers to enter into Transactions with such Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(c), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyers to enter into Transactions with such Seller shall immediately terminate. Administrative Agent may (or at the direction of the Required Buyers shall) enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Administrative Agent or Buyers, whether under this Agreement or any other Program Agreement or afforded by applicable Law.

Section 7.04 Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Each Seller Party, jointly and severally, agrees to pay to Administrative Agent and Buyers reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Administrative Agent’s and Buyers’ rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05 Default Rate. Without regard to whether Administrative Agent has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Pricing Rate shall be increased, to the extent permitted by law, as set forth in clause (ii) of the definition of “Margin”.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY BUYERS

Section 8.01 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by any Seller Party therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02 Amendments.

(a) Neither this Agreement nor any other Program Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Administrative Agent, Seller Parties and other parties thereto, with the consent of the Required Buyers; provided that no such waiver, amendment or modification shall (A) increase the Commitment Amount of any Buyer without the written consent of such Buyer (including any such Buyer that is a Defaulting Buyer), (B) reduce or forgive any portion of the Repurchase Price or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable to such Buyer hereunder, without the written consent of each Buyer (including any such Buyer that is a Defaulting Buyer) affected thereby, (C) (i) postpone any scheduled date of payment of the Repurchase Price, or any date for the payment of any interest, fees or other obligations payable to such Buyer hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Buyer (including any such Buyer that is a Defaulting Buyer) affected thereby or (ii) waive any breach of Section 2 of the Pricing Side Letter without consent of each Buyer (other than any Defaulting Buyer), (D) change any of the provisions of an amendment section including this Section 8.2) or the definition of “Required Buyers” or any other provision of any Program Agreement specifying the number or percentage of Buyers required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Buyer directly (other than any Defaulting Buyer) directly affected thereby, (E) change Section 2.07 without consent of each Buyer or (F) release the VFN Guarantor without the written consent of each Buyer (other than any Defaulting Buyer); provided, further, that no such agreement shall amend or modify the definition of “Margin Market Value” or “Asset Value” or any constituent term thereof in a manner that is adverse to Buyers without the written consent of each Buyer (other than any Defaulting Buyer); provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

(b) Buyers hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to release any Liens granted to Administrative Agent by Seller Parties on any Repurchase Assets (i) upon the termination of the obligations set forth in Section 2.01 with respect to the Committed Amount and the repayment, satisfaction or discharge of all Obligations under the Program Agreements and other applicable Transaction Documents, (ii) constituting property being sold or disposed of if the sale or disposition is made in compliance with the terms of this Agreement, or (iii) as required to effect any sale or other disposition of such Repurchase Assets in connection with any exercise of remedies of Administrative Agent and Buyers pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Seller Party in respect of) all interests retained by Seller Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Repurchase Assets. Any execution and delivery by Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by Administrative Agent.

(c) Waivers, Separate Actions by Buyers. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Administrative Agent, Buyers and Seller Parties; and Administrative Agent or a Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or of any Buyer or Administrative Agent to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by any Buyer or Administrative Agent of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. Seller Parties shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Administrative Agent and Buyers.

Section 9.02 Participations and Transfers.

(a) A Buyer may in accordance with applicable Law and with the consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed) at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of such Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) each Parent has consented to such sale (such consent not to be unreasonably withheld, conditioned, or delayed), provided that each Parent shall be deemed to have consented to any such sale unless it shall object thereto by written notice to such Buyer within 10 days after having received notice thereof; provided, however, each Parent’s consent shall not be required in the event that (A) such Participant is an Affiliate of such Buyer or (B) an Event of Default has occurred; (ii) each such sale shall represent an interest in a Transaction in a Purchase Price of

$1,000,000 or more and (iii) other than with respect to a participating interest consisting of a pro rata interest in all payments due to such Buyer under this Agreement and prior to an Event of Default such Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in the Issuer or Co-Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes. In the event of any such sale by such Buyer of participating interests to a Participant, such Buyer shall remain a party to the Transaction for all purposes under this Agreement and the Program Agreements and Seller Parties shall continue to deal solely and directly with such Buyer in connection with such Buyer’s rights and obligations under this Agreement and the Program Agreements.

(b) A Buyer may in accordance with applicable Law and with the consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed) at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of such Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) each Parent has consented to such assignment, pledge, hypothecation, or other transfer (such consent not to be unreasonably withheld, conditioned, or delayed); provided, however, each Parent’s consent shall not be required in the event that (A) such Transferee is an Affiliate of such Buyer or (B) an Event of Default has occurred; (ii) absent an Event of Default, such Buyer shall give at least ten days’ prior notice thereof to each Parent and each Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within 10 days after having received notice thereof; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more and (iv) other than with respect to an assignment, pledge, hypothecation or transfer consisting of a pro rata interest in all payments due to such Buyer under this Agreement and prior to an Event of Default such Buyer received an opinion of a nationally recognized tax counsel experienced in such matters that such assignment, pledge, hypothecation or transfer will not result in the Issuer or Co-Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes. Administrative Agent (acting as agent for Sellers) shall maintain at its address referred to in Section a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and Sellers may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register.

(c) All actions taken by a Buyer pursuant to this Section 9.02 shall be at the expense of such Buyer. A Buyer may distribute to any prospective assignee any document or other information delivered to such Buyer by any Seller Party.

(d) Notwithstanding any other provision of this Agreement to the contrary, any Buyer may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to a Federal Reserve Bank to secure obligations to such Federal Reserve Bank, in each case without the consent of any Seller Party; provided that no such pledge or grant shall release such Buyer from its obligations under this Agreement; provided, further, that no such pledge or grant shall be to a competitor of Parent.

Section 9.03 Buyer and Participant Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of a Buyer under this Agreement. Any assignment or transfer by a Buyer of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 9.02.

(b) The Sellers or an agent of the Sellers shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by each Buyer. Failure to make any such recordation, or any error in such recordation shall not affect any Seller Party’s obligations in respect of such Transactions. If a Buyer sells a participation in any Transaction, it shall provide the Sellers, or maintain as agent of the Sellers, the information described in this paragraph and permit the Sellers to review such information as reasonably needed for Sellers to comply with its obligations under this Agreement or under any applicable Law or governmental regulation or procedure. The entries in the Transaction Register shall be prima facie conclusive and binding, and Sellers may treat each Person whose name is recorded in the Transaction Register as the owner of the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Transaction Register.

ARTICLE X

AGENT PROVISIONS

Section 10.01 Appointment of Administrative Agent.

(a) Each Buyer hereby irrevocably appoints Goldman Sachs Bank USA, as Administrative Agent hereunder and under the other Program Agreements, and each Buyer hereby authorizes Goldman Sachs Bank USA, in such capacity, to act as its agent in accordance with the terms hereof. The provisions of this Article X are solely for the benefit of Administrative Agent and Buyers, and Seller Parties shall not have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Buyers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Seller Party.

(b) The Required Buyers may, to the extent permitted by applicable Law, and with the consent of each Parent (such consent not to be required if an Event of Default has occurred and is continuing and not to be unreasonably withheld), by notice in writing to such Person remove for cause such Person as Administrative Agent and, with the consent of each Parent (such consent not to be required if an Event of Default has occurred and is continuing and not to be unreasonably withheld), appoint a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Required Buyers and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Buyers and Parents), then such removal shall nonetheless become effective in accordance with such notice on the date thirty (30) days (or such earlier day as shall be agreed by the Required Buyers and Parents) after Administrative Agent’s receipt of such notice of removal.

Section 10.02 Powers and Duties. Each Buyer irrevocably authorizes Administrative Agent to take such action on such Buyer’s behalf and to exercise such powers, rights and remedies hereunder and under the other Program Agreements as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Program Agreements. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason hereof or any of the other Program Agreements, a fiduciary relationship in respect of any Buyer; and nothing herein or any of the other Program Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Program Agreements except as expressly set forth herein or therein.

Section 10.03 General Immunity.

(a) No Responsibility for Certain Matters. Except for Administrative Agent’s failure to perform a specifically required task set forth herein (and which failure constitutes gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order), Administrative Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Program Agreement or with respect to any other party for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Buyers or any other party in connection with the Program Agreements and the transactions contemplated thereby or for the financial condition or business affairs of any Seller Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required (except as set forth herein or in the Program Agreements) to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Program Agreements or as to the use of the proceeds of the Transactions or as to the existence or possible existence of any Event of Default or Default.

(b) Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by Administrative Agent under or in connection with any of the Program Agreements except to the extent caused by Administrative Agent’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Program Agreements or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from the Required Buyers and, upon receipt of such instructions from the Required Buyers, Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Sellers), accountants, experts and other professional advisors selected by it; (ii) no Buyer shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Program Agreements in accordance with the instructions of the Required Buyers; and (iii) no action taken or omitted by Administrative Agent shall be considered to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct if such action or omission was done at the direction of the Required Buyers.

Section 10.04 Administrative Agent to Act as Buyer. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Buyer. Administrative Agent shall have the same rights and powers as any other Buyer and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Buyer” shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Seller Parties or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Seller Parties for services in connection herewith and otherwise without having to account for the same to Buyers.

Section 10.05 Buyer’s Representations, Warranties and Acknowledgment.

(a) Each Buyer represents and warrants that it has made its own independent investigation of the financial condition and affairs of Seller Parties in connection with the Transactions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Seller Parties. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Buyers or to provide any Buyer with any credit or other information with respect thereto, whether coming into its possession before the making of the Transactions or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to any Buyer.

(b) Unless otherwise agreed to by Buyers and Seller Parties, each Buyer, by delivering its signature page to this Agreement and entering into Transactions with Seller hereunder shall be deemed to have acknowledged receipt of, and consented to and approved, each Program Agreement and each other document required to be approved by Administrative Agent or Buyers, as applicable on the Closing Date or such other funding date. Each Buyer acknowledges that by agreeing to remit its Pro Rata Share of the Purchase Price on any Purchase Date, such Buyer agrees that all conditions precedent to entering into such Transaction have been met on such Purchase Date.

Section 10.06 Right to Indemnity.

(a) Each Buyer, in accordance with its Pro Rata Share, severally, but not jointly, shall, and hereby agrees to indemnify Administrative Agent, any Affiliate of Administrative Agent, and their respective directors, officers, agents and employees (each, an “Indemnitee Agent Party”), and hold such Indemnitee Agent Party harmless to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Seller Party, from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it has resulted from the gross negligence or willful misconduct of such Indemnitee Agent Party) which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Program Agreements or otherwise in its capacity as an Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Program Agreements, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(b) Promptly after receipt by the Indemnitee Agent Party of notice of the commencement of any action regarding which a claim in respect thereof is to be made against Buyers, the Indemnitee Agent Party shall notify Buyers in writing of the commencement thereof, but the omission to so notify will not relieve Buyers from any liability which they may have under this Agreement or from any other liability which they may have, except to the extent that they have been prejudiced in any material respect by the failure by the Indemnitee Agent Party to provide prompt notice. Upon receipt of notice by Buyers, Buyers will be entitled to participate in the related action, and they may elect by written notice delivered to the Indemnitee Agent Party to assume the defense thereof. Upon receipt of notice by the Indemnitee Agent Party of Buyers’ election to assume the defense of such action, Buyers shall not be liable to the Indemnitee Agent Party for legal expenses incurred by such party in connection with the defense thereof unless (i) Buyers shall not have employed counsel to represent the Indemnitee Agent Party within a reasonable time after receipt of notice of commencement of the action, (ii) Buyers have authorized in writing the employment of separate counsel for the Indemnitee Agent Party, or (iii) the Indemnitee Agent Party has previously engaged counsel and reasonable legal expenses are necessary (a) to transfer the file to Buyers’ designated counsel, or (b) to pursue immediate legal action necessary to preserve the legal rights or defenses of the Indemnitee Agent Party as against a third party claimant, and such legal action must occur prior to said transfer. Buyers shall not settle any suit or claim without the Indemnitee Agent Party’s written consent unless such settlement solely involves the payment of money by parties other than the Indemnitee Agent Party and includes unconditional release of the Indemnitee Agent Party from all liability on all matters that are the subject of such proceeding or claim.

Section 10.07 Successor Administrative Agent.

(a) Administrative Agent may resign at any time by giving sixty (60) days’ prior written notice thereof to Buyers. Upon any such notice of resignation, Buyers shall have the right to appoint a successor administrative agent; provided, that the retiring Administrative Agent shall continue to hold the Repurchase Assets and all liens and security interest therein for the benefit of Buyers until a successor administrative agent is appointed.

(b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, that successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor administrative agent all sums and items of Repurchase Assets held under the Program Agreements, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor administrative agent under the Program Agreements, and (ii) execute and deliver to such successor administrative agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor administrative agent of the security interests created under the Program Agreements, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Section 11.02 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

(c) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to an Affiliate without written notice to, Buyers; provided, that Seller Parties and Buyers may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to each Seller and Buyers of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Program Agreements.

Section 10.08 Delegation of Duties. Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Program Agreement by or through (i) any one or more of its Affiliates or (ii) any one or more sub agents appointed by Administrative Agent with the prior consent of the Required Buyers. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates and their respective officers, partners, directors, trustees, employees and agents. The exculpatory provisions of this Article X shall apply to any such Affiliate or sub agent and to such other parties as are listed above provided that notwithstanding this Section 10.08, no such delegation relieves Administrative Agent of its duties or obligations under this Agreement.

Section 10.09 Right to Realize on Repurchase Assets. Anything contained in any of the Program Agreements to the contrary notwithstanding, Seller Parties, Administrative Agent and each Buyer hereby agree that (i) no Buyer shall have any right individually to realize upon any of the Repurchase Assets, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Buyers in accordance with the terms hereof and all powers, rights and remedies under the Program Agreements may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Repurchase Assets pursuant to a public or private sale, Administrative Agent or any Buyer may be the purchaser of any or all of such Repurchase Assets at any such sale and Administrative Agent, as agent for and representative of Buyers (but not any Buyer or Buyers in its or their respective individual capacities unless Buyers shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Repurchase Assets sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

Section 10.10 Erroneous Payments.

(a) Each Buyer hereby agrees that if Administrative Agent notifies such Buyer or any Person who has received funds on behalf of such Buyer (any such Buyer or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Buyer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Buyer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the overnight federal funds rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from Administrative Agent to the contrary.

(b) Each Buyer hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Buyer under any Transaction Document, or otherwise payable or distributable by Administrative Agent to such Buyer from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c) Each Buyer and each Seller Party hereby agree or so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) Administrative Agent may elect, in its sole discretion on written notice to such Buyer, that all rights and claims of such Buyer with respect to the Repurchase Price or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Repurchase Price”) shall immediately vest in Administrative Agent upon such election; after such election, Administrative Agent (x) may reflect its ownership interest in the related Repurchase Price in a principal amount equal to the Corresponding Repurchase Price on the Asset Schedule, and (y) upon five business days’ written notice to such Buyer, may sell such Repurchase Price (or portion thereof) in respect of the Corresponding Repurchase Price, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Buyer shall be reduced by the net proceeds of the sale of such Repurchase Price (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Buyer (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that Administrative Agent has sold such Repurchase Price, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of such Buyer with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Committed Amount of any Buyer and such Committed Amount shall remain available in accordance with the terms of this Agreement.

(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Seller Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from a Seller Party for the purpose of making such Erroneous Payment.

(e) No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, Administrative Agent, the termination of the obligations set forth in Section 2.01 with respect to the Committed Amount and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 11.02 Indemnification. Seller Parties shall, jointly and severally, and hereby agree to, indemnify, defend and hold harmless Administrative Agent, each Buyer, any Affiliate of Administrative Agent or any Buyer and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Program Agreement or the transactions contemplated hereby or thereby, (ii) the PMC FMSR Parent’s servicing practices or procedures; (iii) any actual or proposed use by any Seller Party of the proceeds of the Purchase Price, and (iv) any Default, Event of Default or any other breach by any Seller Party of any of the provisions of this Agreement or any other Program Agreement, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, each Seller Party hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable Law. Seller Parties’ obligations set forth in this Section 11.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Seller Parties shall, upon demand, pay to Buyers or Administrative Agent, as applicable, all costs and Expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Buyers or Administrative Agent in (i) enforcing or defending its rights under or in respect of this Agreement or any other Program Agreement, (ii) collecting the Purchase Price outstanding, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

Section 11.03 Nonliability of Buyers. The parties hereto agree that, notwithstanding any affiliation that may exist between any Seller Party and Buyers, the relationship between and among Administrative Agent, Seller Parties and Buyers shall be solely that of arms-length participants. Neither Administrative Agent nor any Buyer shall have any fiduciary responsibilities to any Seller Party. Each Seller Party (i) agrees that neither Administrative Agent nor any Buyer shall have any liability to any Seller Party (whether sounding in tort, contract or otherwise) for losses suffered by any Seller Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Administrative Agent and Buyers (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Administrative Agent or Buyers constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Administrative Agent or any Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, neither any Buyer nor Administrative Agent shall have any liability with respect to, and each Seller Party hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by any Seller Party in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Administrative Agent and Buyers (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Administrative Agent or Buyers, as applicable, constituting willful misconduct or gross negligence.

Section 11.04 Governing Law; Submission to Jurisdiction; Waivers.

(a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller Parties acknowledge that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any VFN Repo Guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyers. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF THE PARTIES HERETO AND THE BUYERS, BY THEIR ACCEPTANCE OF THE NOTE, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICE FOR SUCH PARTY ON THE SIGNATURE PAGE HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED);

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

Section 11.05 Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Sellers:

PMC FMSR VFN FUNDING, LLC
c/o PennyMac Corp.
3043 Townsgate Road, Suite 300
Westlake Village, CA 91361
Attention: Pamela Marsh/Josh Smith/Ryan Huddleston
Phone Number: (805) 330-6059/ (818) 746-2877
E-mail:	pamela.marsh@pennymac.com; josh.smith@pennymac.com;
ryan.huddleston@pennymac.com

PMH FMSR VFN FUNDING, LLC
c/o PennyMac Holdings, LLC
3043 Townsgate Road, Suite 310
Westlake Village, CA 91361
Attention: Pamela Marsh/Josh Smith/Ryan Huddleston
Phone Number: (805) 330-6059/ (818) 746-2877

E-mail:	pamela.marsh@pennymac.com; josh.smith@pennymac.com;
ryan.huddleston@pennymac.com

If to PMC FMSR Parent:

PennyMac Corp.
3043 Townsgate Road, Suite 300
Westlake Village, CA 91361
Attention: Pamela Marsh/Josh Smith/Ryan Huddleston
Phone Number: (805) 330-6059/ (818) 746-2877
E-mail:	pamela.marsh@pennymac.com; josh.smith@pennymac.com;
ryan.huddleston@pennymac.com

with a copy to:

PennyMac Corp.
3043 Townsgate Road, Suite 300
Westlake Village, CA 91361
Attention: Derek Stark
Phone Number: (818) 746-2289
E-mail: derek.stark@pennymac.com

If to PMH FMSR Parent:

PennyMac Holdings, LLC
3043 Townsgate Road, Suite 310
Westlake Village, CA 91361
Attention: Pamela Marsh/Josh Smith/Ryan Huddleston
Phone Number: (805) 330-6059/ (818) 746-2877
E-mail:	pamela.marsh@pennymac.com; josh.smith@pennymac.com;
ryan.huddleston@pennymac.com

with a copy to:

PennyMac Corp.
3043 Townsgate Road, Suite 300
Westlake Village, CA 91361
Attention: Derek Stark
Phone Number: (818) 746-2289
E-mail: derek.stark@pennymac.com

If to Administrative Agent:

Goldman Sachs Bank USA
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Warehouse Lending
E-mail: gs-warehouse-am@gs.com; gs-warehouselending@gs.com

If to a Buyer:
at the address specified on the related signature page

Section 11.06 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.07 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by Administrative Agent in its sole discretion.

Section 11.09 Periodic Due Diligence Review. Each Seller Party acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to Seller Parties and the MSRs and Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller Parties agree that upon reasonable (but no less than five (5) Business Days’) prior written notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller Parties, Administrative Agent or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of any Seller Party’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such MSR and Purchased Assets in the possession or under the control of any Seller Party. Each Seller Party also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the MSRs and Purchased Assets. Without limiting the generality of the foregoing, each Seller Party acknowledges that Buyers may enter into a Transaction related to any Purchased Assets from Sellers based solely upon the information provided by Sellers to Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets related to a Transaction. Each Seller Party agrees to cooperate with Administrative Agent and Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent and Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such MSRs and Purchased Assets in the possession, or under the control, of any Seller Party.

Section 11.10 Hypothecation or Pledge of Repurchase Assets. Buyers shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyers from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets; provided that prior to an Event of Default, such pledge, repledge, transfer, hypothecation or rehypothecation is treated as a financing or hedging transaction for U.S. federal income tax purposes or a pro rata interest in all payments due to Buyers under this Agreement; provided, further that other than with respect to a pro rata interest in all payments due to Buyers under this Agreement and prior to an Event of Default Buyers receive an opinion of a nationally recognized tax counsel experienced in such matters that such repurchase transaction, pledge, repledge, transfer, hypothecation or rehypothecation will not result in the Issuer or Co-Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.

Section 11.11 Non-Confidentiality of Tax Treatment.

(a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent, Buyers or Seller Parties, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent, Buyers and PMC, except for (i) disclosure to Administrative Agent’s, Buyer’s or any Seller Party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller Parties may not disclose the name of or identifying information with respect to Buyers or any pricing terms (including the Pricing Rate, Purchase Price Percentage, Purchase Price) or other nonpublic business or financial information (including any sublimits) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Administrative Agent and Buyers.

(b) Notwithstanding anything in this Agreement to the contrary, each Seller Party shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller Parties understand that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each Seller Party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Administrative Agent, Buyers or any Affiliate of Administrative Agent or Buyers which any Seller Party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Seller Parties will provide evidence reasonably satisfactory to allow Administrative Agent to confirm that the providing party has satisfied its obligations as required under this Section 11.11. Without limitation, this may include

Administrative Agent’s review of audits, summaries of test results, and other equivalent evaluations of Seller Parties. Seller Parties shall notify Administrative Agent and Buyers immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent or any Buyer or any Affiliate of Administrative Agent or any Buyer provided directly to any Seller Party by Administrative Agent or such Buyer or such Affiliate. Seller Parties shall provide such notice to Administrative Agent or such Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 11.12 Set-off. In addition to any rights and remedies of Buyers hereunder and by law, Administrative Agent and Buyers shall have the right, without prior notice to any Seller Party, any such notice being expressly waived by Seller Parties to the extent permitted by applicable Law to set-off and appropriate and apply against any Obligation from Seller Parties or any Affiliate thereof to Administrative Agent, Buyers or any of their respective Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller Parties), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Administrative Agent, Buyers or any Affiliate thereof to or for the credit or the account of Seller Parties or any Affiliate thereof. Administrative Agent agrees promptly to notify Seller Parties after any such set off and application made by a Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 11.13 Intent.

(a) The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b) It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 4.07, 7.03 or 11.12 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and Section 561 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.

(f) It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing, and that Sellers be (except to the extent that Administrative Agent shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable Law, Administrative Agent, Seller Parties and Buyers shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

Section 11.14 Acknowledgement Regarding Any Supported QFCs. To the extent that the Program Agreements provide support, through a guarantee or otherwise, for derivative contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Program Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Program Agreements were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Buyer shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, Administrative Agent, Seller Parties and Buyers have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Buyer

By:
Name:
Title:

Notice address:

Goldman Sachs Bank USA 2001 Ross Avenue, Suite 2800 Dallas, TX 75201 Attention: Warehouse Lending E-mail: gs-warehouse-am@gs.com; gs-warehouselending@gs.com

[Signature Page to VF1 Master Repurchase Agreement]

PMC FMSR VFN FUNDING, LLC, as a Seller

By:
Name:
Title:

PMH FMSR VFN FUNDING, LLC, as a Seller

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC, as a Parent

By:
Name:
Title:

PENNYMAC CORP., as a Parent

By:
Name:
Title:

PENNYMAC MORTGAGE INVESTMENT TRUST, solely with respect to Section 11.13, as VFN Guarantor

By:
Name:
Title:

[Signature Page to VF1 Master Repurchase Agreement]

SCHEDULE 1

RESPONSIBLE OFFICERS – SELLER PARTIES

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Sellers under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer

Responsible Officers for execution of Transaction Notices and day-to-day operational functions:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer
Maurice Watkins	Senior Managing Director, Capital Markets Operations
Thomas Rettinger	Senior Managing Director, Head of Secondary Marketing
Kevin Chamberlain	Executive Vice President, Investor Relations
Richard Hetzel	Senior Vice President, Treasury
Adriana Villalobos	First Vice President, Secondary Marketing Operations
Angela Everest	Authorized Representative
Ryan Huddleston	Authorized Representative
Adeshola Makinde	Authorized Representative

Schedule 1-1

Name	Title	Signature
Virginia Movsessian	Authorized Representative
Pamela Marsh	Senior Managing Director and Treasurer
Maurice Watkins	Senior Managing Director, Capital Markets
Thomas Rettinger	Managing Director, Portfolio Risk Management
Richard Hetzel	Authorized Representative
Ryan Huddleston	Authorized Representative
Adeshola Makinde	Authorized Representative

PMC FMSR PARENT AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Parent under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer

PMH FMSR PARENT AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Parent under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer

Schedule 1-2

SCHEDULE 2

ASSET SCHEDULE

Note	Initial Note Balance	Additional Balance(s)	Outstanding VFN Principal Balance	Maximum VFN Principal Balance
PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I - FMSR, Class A 2024-VF1 Variable Funding Note	$86,991,258.21	$0.00	$86,991,258.21	$2,000,000,000.00

Schedule 2-1

SCHEDULE 3

ADMINISTRATIVE AGENT ACCOUNT

Bank Name: CITIBANK N.A.

ABA #: [*********]

Acct. Name: GOLDMAN SACHS BANK USA

Account #: [********]

Reference: Warehouse Lending

Schedule 3-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated: [_________]

Attention: [__]

Email: [__]

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of March 15, 2024 (the “Agreement”), among PMC FMSR VFN Funding, LLC (the “PMC Seller”), PMH FMSR VFN Funding, LLC (the “PMH Seller”, together with the PMC Seller, the “Sellers”) PennyMac Corp. (the “PMC Parent”), PennyMac Holdings, LLC (the “PMH Parent”, together with the PMC Parent, the “Parents”), Buyers party thereto (“Buyers”) and Goldman Sachs Bank USA (“Administrative Agent”). Each capitalized term used but not defined herein shall have the meaning specified in the Agreement. This notice is being delivered by the Sellers pursuant to Section 2.02 of the Agreement.

Please be notified that Sellers hereby irrevocably request that Buyer enter into the following Transaction(s) with Sellers as follows:

1.
Maximum VFN Principal Balance: [$___________]
2.
Initial Note Balance/Purchase Price requested: [$___________]
3.
Additional Balance/Purchase Price requested: [$___________]
4.
Purchase Date: [_________]
5.
Repurchase Date: [________]
6.
Pricing Rate / Repurchase Price: [$___________]

Sellers request that the proceeds of the Purchase Price be deposited in [Sellers’] account at _______, ABA Number _______, account number ____, References: _____, Attn: _______.

Sellers hereby represent and warrant that each of the representations and warranties made by Seller Parties in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and complete updated copy of the Asset Schedule.

Exhibit A-1

PMC FMSR VFN FUNDING LLC, as Seller

By:

PMH FMSR VFN FUNDING LLC, as Seller

By:

Exhibit A-2

Asset Schedule

Note	Initial Note Balance	Additional Balance(s)	Outstanding VFN Principal Balance	Maximum VFN Principal Balance
PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I - FMSR, Class A-VF1 Variable Funding Note	$[________]	$[________]	$[________]	$[________]

Exhibit A-3

EXHIBIT B

EXISTING INDEBTEDNESS OF SELLER PARTIES

[************]